                                                                     Exhibit 2.1


                            STOCK PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER 9, 2000

                                     BETWEEN

                         SUNOCO, INC., AS THE PURCHASER

                                       AND

                             MITSUBISHI CORPORATION,

                                  AS THE SELLER

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT, dated as of November 9, 2000, is by and between Sunoco, Inc., a Pennsylvania corporation (the "Purchaser"), and Mitsubishi Corporation, a Japanese corporation (the "Seller").

     WHEREAS, all defined terms used in this Agreement are, to the extent not defined in the text of this Agreement, defined in the Definitions appended hereto and made a part hereof as Exhibit A;
                                 ---------

     WHEREAS, the Seller will own as of the Closing Date all of the issued and outstanding shares of capital stock of the Company as set forth in Schedule A
                                                                   ----------
attached hereto (the "Shares");

     WHEREAS, as more fully set forth on Schedule B attached hereto, the Company
                                         ----------
has an equity or ownership interest in those corporations, limited liability companies and other entities which are organized under the laws of those jurisdictions set forth opposite their names on Schedule B, and the Company owns
                                                ----------
the number and percentage of shares and classes of capital stock and equity securities of those entities as set forth on Schedule B;
                                             ----------

     WHEREAS, prior to the Closing Date, the Company shall divest itself of all of its equity interests in Aristech Acrylics LLC ("AALL") and Avonite, Inc. ("Avonite"); and

     WHEREAS, subject to the express conditions set forth herein, and on the other terms herein contained, the Purchaser desires to purchase, and the Seller desires to sell, the Shares.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein and upon the terms and subject to the conditions hereinafter set forth the parties hereto, intending to be legally bound, hereby agree as follows.

                                   ARTICLE I
                                   ---------

                                PURCHASE AND SALE
                                -----------------

     1.01. Agreement to Purchase and Sell. Subject to the terms and conditions
           ------------------------------
set forth in this Agreement, the Seller shall sell the Shares to the Purchaser at the Closing, and the Purchaser shall purchase the Shares from the Seller at the Closing.

     1.02. Purchase Price. Subject to the terms and conditions set forth in this
           --------------
Agreement, and expressly in reliance on the representations, warranties, covenants and agreements of the Seller contained herein, and in full payment for the Shares, the Purchaser shall pay to the Seller the purchase price for the Shares, consisting of the sum of (i) the Adjusted Initial Payment, (ii) the Estimated Inventory Payment and (iii) the Deferred Payments, less any payments made by the Seller to the Purchaser under the Margin Hedge Agreement (together, the "Purchase Price"), subject to adjustment as provided in Sections 1.06, 5.03(h) and 7.08(a).

     1.03. Initial Payment. The Purchaser shall make an initial payment (the
           ---------------
"Initial Payment") to the Seller at Closing in the amount of Five Hundred Eighty-One Million U.S.

Dollars ($581,000,000), subject to adjustment as set forth in Sections 1.08, 5.04(c), 5.04(d), 5.04(e), 5.04(f)(ii), 5.04(f)(iii), 7.03(b) and 7.03(c) (the
Initial Payment, as so adjusted, is hereinafter referred to as the "Adjusted Initial Payment"). The Adjusted Initial Payment shall be payable by wire transfer of immediately available funds at Closing to the accounts designated by the Seller at least three (3) Business Days prior to Closing. At the Closing, the Seller shall deliver, or shall cause to be delivered, to the Purchaser certificates representing all of the Shares duly endorsed to the Purchaser or accompanied by stock powers duly executed in blank.

     1.04. Inventory Purchase. The Purchaser shall make a payment (the
           ------------------
"Estimated Inventory Payment") to the Seller at Closing in an amount of cash equal to the estimated value as of the Effective Time of the Inventories, as valued by the Seller in accordance with the methods, assumptions, standards of measurement and procedures set forth in Exhibit B attached hereto. The Estimated
                                        ---------
Inventory Payment shall be payable by wire transfer of immediately available funds at Closing to the accounts designated by the Seller at least three (3) Business Days prior to Closing.

     1.05. Preliminary Working Capital Calculation. Attached as an attachment to
           ---------------------------------------
Exhibit D is a trial balance of the Company and the Subsidiaries as of September
---------
30, 2000 and a calculation of Net Working Capital based upon such trial balance (the "Preliminary Working Capital Calculation") which, in each case, reflect the methodology set forth in Exhibit D for calculating the Net Working Capital as of
                         ---------
the Effective Time and those items or categories that will be excluded from the Net Working Capital. The Purchaser and the Seller have agreed to the methodology set forth on Exhibit D.
             ---------

     1.06. Inventory and Working Capital Adjustment.
           ----------------------------------------

          (a) As soon as practicable, but in no event later than one hundred twenty (120) days following the Closing Date, the Purchaser shall prepare and deliver to the Seller (1) a statement (the "Inventory Statement") setting forth the value of the Inventory as of the Effective Time determined in accordance with the methods, assumptions, standards of measurement and procedures set forth in Exhibit B (the "Closing Inventory"), and (2) based on the principles and
   ---------
methodology set forth in Exhibit D, a statement setting forth the Net Working
                         ---------
Capital of the Company and the Subsidiaries as of the Effective Time (the "Net Adjusted Working Capital Statement"). During the 30-day period following the Seller's receipt of the Inventory Statement, and the Net Adjusted Working Capital Statement, the Seller and its advisors will be permitted to review the working papers, trial balances and similar materials of the Purchaser and of its advisors used in connection with the preparation of the Inventory Statement and the Net Adjusted Working Capital Statement. The Inventory Statement and the Net Adjusted Working Capital Statement shall become final and binding upon the parties on the 30th day following receipt thereof by the Seller unless the Seller gives written notice of its disagreement with respect to any such statement ("Notice of Disagreement") to the Purchaser on or prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreements so asserted, the specific dollar amount and the basis therefor. If a Notice of Disagreement is received by the Purchaser within the 30-day period specified above, then the Inventory Statement or the Net Adjusted Working Capital Statement, as the case may be (as revised in accordance with clause (x) or (y) below), shall become final and binding upon the parties hereto on the earlier of (x) the date the parties hereto resolve in writing any differences they have with respect to all matters specified in the Notice of Disagreement with respect to the statement in question or (y) the date all disputed matters with respect to the statement in question are finally resolved in writing by the Independent Expert (as defined below).

          (b) During the 30-day period following the delivery of a Notice of Disagreement, the Purchaser and the Seller shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement. If, at the end of such 30-day period, the Purchaser and the Seller have not reached agreement on such matters, the matters which remain in dispute shall be submitted to an independent third party (the "Independent Expert") for review and resolution. The Independent Expert shall be the Philadelphia or Pittsburgh, Pennsylvania office of Arthur Andersen, LLP, or if such firm is unable or unwilling to act, such other internationally recognized independent public accounting firm as shall be agreed upon by the Purchaser and the Seller in writing, or if the Purchaser and the Seller are unable to so agree, by the American Arbitration Association. The parties hereto shall use commercially reasonable efforts to cause the Independent Expert to render a decision resolving the matters in dispute within 30 days following their submission to the Independent Expert. The cost of any resolution of the dispute (including the fees and expenses of the Independent Expert) pursuant to this Section 1.06 shall be borne 50% by the Purchaser and 50% by the Seller. The fees and disbursements of the Purchaser's advisors incurred in connection with the Inventory Statement, the Net Adjusted Working Capital Statement and any Notice of Disagreement shall be borne entirely by the Purchaser and the fees and disbursements of the Seller's advisors incurred in connection with the Inventory Statement, the Net Adjusted Working Capital Statement and any Notice of Disagreement shall be borne entirely by the Seller.

          (c) The Estimated Inventory Payment shall be increased by the amount by which the Closing Inventory exceeds the Estimated Inventory Payment, or the Estimated Inventory Payment shall be decreased by the amount by which the Closing Inventory is less than the Estimated Inventory Payment (the Estimated Inventory Payment as so increased or decreased shall hereinafter be referred to as the "Adjusted Inventory Payment"). If the Estimated Inventory Payment is less than the Adjusted Inventory Payment, the Purchaser shall, or if the Estimated Inventory Payment is more than the Adjusted Inventory Payment, the Seller shall, within five (5) Business Days after the Inventory Statement becomes final and binding on the parties, make payment to the other by wire transfer in immediately available funds of the amount of such difference.

          (d) If the Net Working Capital as set forth in the Net Adjusted Working Capital Statement is greater than zero, the Purchaser shall, or if the Net Working Capital as set forth in the Net Adjusted Working Capital Statement is less than zero, the Seller shall, within five (5) Business Days after the Net Adjusted Working Capital Statement becomes final and binding on the parties, make a payment to the other by wire transfer in immediately available funds of an amount equal to the Net Working Capital (which, if less than zero, shall be deemed to be a positive number). Such amount shall also be treated by the parties as an adjustment of the Purchase Price.

     1.07. Contingent Earn-Out Payments.
           ----------------------------

          (a) Subject to the provisions set forth in Section 7.02(c), the Purchaser shall make contingent deferred payments (the "Deferred Payments") to the Seller following the Closing in an indeterminate amount, but only to the extent earned under the formula and pursuant to the other terms, methods and procedures set forth in Exhibit C attached hereto. The Deferred Payments shall
                        ----------
be paid at such times as set forth in Exhibit C.
                                      ---------

          (b) In the event that a Deferred Payment made by the Purchaser to the Seller pursuant to Exhibit C is subject to United States withholding Taxes, the
                   ---------
Purchaser shall increase any such Deferred Payment for any applicable United States withholding Taxes, except for (i) any withholding Taxes imposed under
Section 1442 of the Code on the portion of such Deferred Payment which is deemed to be an interest payment, (ii) any withholding Taxes imposed on such Deferred Payment under Section 1445 of the Code, and (iii) any withholding Taxes imposed as a result of a change in United States law after the Closing.

          (c) If the Seller is able to obtain a credit for such United States withholding Taxes which reduces its liability for Japanese Taxes, the Purchaser shall have the right to reduce any additional Deferred Payments it is required to make to the Seller under Exhibit C by the amount of such credit, or if such
                            ---------
payment has already been made by the Purchaser prior to the receipt of such credit by the Seller, then the Seller shall return to the Purchaser an appropriate amount to reflect such credit promptly following the determination of any such credit.

     1.08. Treatment of Certain Liabilities.
           --------------------------------

          (a) The Purchaser has agreed that the Notes will remain outstanding after the Closing Date and the Notes shall not be paid and discharged by the Seller. However, the Initial Payment shall be reduced on a dollar for dollar basis by an amount equal to the aggregate outstanding principal, accrued unpaid interest and accrued and unpaid fees, penalties or other amounts due on the Notes, if any, as of the Effective Time, as set forth on a certificate to be delivered by the Seller to the Purchaser at least three (3) Business Days prior to Closing.

          (b) The parties have agreed that the Company shall retain the Liabilities associated with (i) the lease relating to the Research and Technology Center, located at 550 Technology Drive, Pittsburgh, Pennsylvania 15219, and (ii) the Master Lease Agreement between the Company, as lessee, and General Electric Railcar Service Corporation, as lessor, dated August 14, 1998, in exchange for a reduction of the Purchase Price by reducing the Initial Payment by Five Million U.S. Dollars ($5,000,000).

          (c) The parties have agreed that the Company shall retain certain Liabilities associated with employee benefits (but some of which, such as severance and retention benefits, are subject to reimbursement by the Seller), all as set forth in Sections 5.04(c), 5.04(d), 5.04(e), 5.04(f)(ii),
5.04(f)(iii), 5.04(g), 5.04(h) and 5.04(m).

     1.09. Closing. Subject to the provisions of Article VI, the Share Purchase
           -------
shall be consummated at a closing (the "Closing") to be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103, on the date and time determined pursuant to Section 1.10 or at such other place and time as the parties hereto mutually agree.

     1.10. Closing Date. Unless otherwise agreed to in writing by the parties
           ------------
hereto, and subject to the satisfaction (or waiver by the party entitled to the benefit thereof) of the conditions in Article VI, the Closing will commence on December 29, 2000, at 10:00 a.m. Eastern Standard Time. If, pursuant to the preceding sentence, the Closing is not held on December 29, 2000, then the parties hereby agree that the Closing shall be held on the last Business Day of the first calendar month in which all of the conditions in Article VI (other than those conditions that are intended to be satisfied at the Closing) have been satisfied or waived; provided, however, that if all of such conditions are
                          -----------------
satisfied or waived less than five (5) Business Days prior to the last Business Day of a calendar month, then, unless otherwise agreed to in writing by the parties hereto, the Closing shall be held on the last Business Day of the immediately succeeding calendar month. The date on which the Closing occurs is referred to herein as the "Closing Date," and the Closing shall be effective as of the Effective Time.

                                   ARTICLE II
                                   ----------

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE SELLER
         --------------------------------------------------------------

     2.01. Representation and Warranties of the Purchaser.
           ----------------------------------------------

The Purchaser hereby represents and warrants to the Seller as follows:

          (a) Organization. The Purchaser is a corporation duly organized and
              ------------
validly subsisting under the laws of the Commonwealth of Pennsylvania.

          (b) Authorization and Validity of Agreements. The Purchaser has all
              ----------------------------------------
requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (c) No Approvals or Notices Required; No Conflict with Instruments to
              -----------------------------------------------------------------
which the Purchaser is a Party. Neither the execution and delivery of this
------------------------------
Agreement by the Purchaser nor the performance by the Purchaser of its obligations hereunder nor the consummation of the transactions contemplated hereunder will: (i) conflict with or violate the Articles of Incorporation or By-Laws of the Purchaser; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, conflict with or violate any provision of law applicable to the Purchaser; or (iii) except for (A) requirements, if any, arising out of the HSR Act, (B) applicable requirements, if any, of the Foreign Antitrust Laws and (C) filing(s) with the Commission and the applicable stock exchanges on which the shares of capital stock of the Purchaser are listed reflecting the transactions contemplated by this Agreement, require any order, consent, material authorization or permit or approval of, or filing with or notice to, any Governmental Entity under any provision of law applicable to the Purchaser.

          (d) Financing. The Purchaser has or will have, at the Closing,
              ---------
sufficient funds or credit facilities in place and available to purchase all of the Shares pursuant to this Agreement.

          (e) Brokerage. The Purchaser has not made any agreement or taken any
              ---------
other action which is reasonably likely to cause any Person to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder, other than as set forth in Section 8.03(b).

     2.02. Representations and Warranties of the Seller. The Seller hereby
           --------------------------------------------
represents and warrants to the Purchaser as follows:

          (a) Organization. Each of the Seller, the Company and the Subsidiaries
              ------------
is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as set forth on Schedule 2.02(a). Each of the Company and the
                              ----------------
Subsidiaries has requisite corporate or limited liability company, as the case may be, power and authority and all necessary Licenses to own, lease and operate its properties and to carry on the Business, except where the failure to have any such Licenses would not, individually or in the aggregate, constitute a Company Material Adverse Effect. Each of the Company and the Subsidiaries is duly qualified or licensed as a foreign corporation or entity to do business in each jurisdiction (as set forth on Schedule 2.02(a)) in which the property
                                   -----------------
owned, leased or operated by it or the nature of the Business makes such qualification or license necessary, except where the failure to be so duly qualified or licensed would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

          (b) Capitalization. The authorized capital stock of the Company
              --------------
consists of 20,000 shares of common stock, having a par value of $.01 per share (the "Common Stock"), and of 2,000,000 shares of Series A Cumulative Preferred Stock, having a par value of $.01 per share (the "Preferred Shares"). No other classes or series of stock are authorized by the Company's certificate of incorporation or by-laws, or otherwise. As of the date hereof, 14,908 shares of Common Stock are issued and outstanding; 2,000,000 shares of Preferred Shares are issued and outstanding; and no shares are held in the Company's treasury. The Shares constitute all of the issued and outstanding shares of capital stock of the Company. The Shares have been duly authorized and validly issued and are fully paid and nonassessable and have no preemptive rights or similar rights whether arising by law, contract or otherwise. There are no shares of Common Stock or Preferred Shares reserved for issuance upon exercise of stock options or warrants to acquire Common Stock or Preferred Shares, or upon the conversion of any debt securities or instruments, and neither the Company nor any Subsidiary has outstanding any subscriptions, options, warrants, rights, calls, convertible securities or other agreements or commitments of any character relating to the foregoing or to any issued or unissued capital stock or other securities of the Company obligating the Company to issue any securities. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or Preferred Shares or any capital stock of the Company or any Subsidiary or to make any investment (in the form of a loan, capital contribution or otherwise) in any Person or any Subsidiary.

          (c) Title to Shares. The Seller owns all of the Preferred Shares and
              ---------------
14,230 shares of the Common Stock. A wholly owned subsidiary of the Seller owns the remaining 678 shares of the Common Stock. Each owns the Shares both beneficially and of record, free and clear of any Lien. The Seller has not granted any rights to any Person pertaining to its Shares. On the Closing Date, the delivery of the certificates representing the Shares to the Purchaser will transfer and convey to the Purchaser good and valid title to the Shares, free and clear of all Liens. The Share Purchase will not give rise to or result in (with or without notice, lapse of time or both) any anti-dilution adjustment. The Seller has not granted any proxies with respect to the voting of the Shares to any other Person which may not be revoked without restriction or condition.

          (d) Subsidiaries. The only corporations, limited liability companies,
              ------------
partnerships, joint ventures or other entities in which the Company, directly or indirectly, has an equity or other interest of twenty percent (20%) or greater, or otherwise controls, are the Persons identified in Schedule B. Except as set
                                                     ----------
forth on Schedule 2.02(d), the Company is the sole record and beneficial owner
         ----------------
of all of the outstanding shares of capital stock or equity securities of each of the Subsidiaries. There are no irrevocable proxies with respect to such shares or equity securities. No shares or equity securities of any of the Subsidiaries are or may become required to be issued for any reason, including by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock or equity securities of any Subsidiary, and there are no contracts, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock, equity securities or securities convertible into or exchangeable for such shares or equity securities. Except as otherwise disclosed on Schedule
                                                                       --------
2.02(d), all of such shares and equity securities so owned by the Company or any
-------
of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company free and clear of any Lien. The Company does not have, directly or indirectly, any equity or other interest in any corporation, limited liability company, joint venture or other entity not identified in Schedule B.
              ----------

          (e) Authorization and Validity of Agreements. The Seller has the
              ----------------------------------------
requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Seller of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (f) No Approvals or Notices Required; No Conflict with Instruments to
              -----------------------------------------------------------------
which the Company, the Seller or any of the Subsidiaries is a Party. Neither the
-------------------------------------------------------------------
execution and delivery of this Agreement by the Seller nor the performance by the Seller of its obligations hereunder nor the consummation of the transactions contemplated hereunder will (i) conflict with or violate the respective certificates of incorporation, other charter documents or by-laws of the Seller, the Company or the Subsidiaries; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, conflict with or violate any provision of law applicable to the Seller, the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound; (iii) except for (A) requirements, if any, arising out of the HSR Act, and (B) applicable requirements, if any, of the Foreign Antitrust Laws, require any order, consent, material authorization or permit, or approval of, or filing with or notice to, any Governmental Entity under any provision of law applicable to the Seller, the Company or any of the Subsidiaries; or (iv) except as disclosed on Schedule 2.02(f), require any consent, approval or notice under, or violate,
   ----------------
be in conflict with or result in any breach of or constitute a default under, or permit or cause the termination of any provision of or loss of any benefit under, or result in the acceleration of the maturity or performance of any obligation of or result in the creation or imposition of any Lien upon any properties, assets or businesses of the Company or any of the Subsidiaries under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract (including any Material Contract), instrument or other agreement or commitment, or any Order to which the Seller, the Company or any of the Subsidiaries is a party or by which the Seller, the Company or any of the Subsidiaries or any of their respective assets (including, with respect to the Seller, the Shares) or properties is bound or encumbered, which in any of the foregoing cases in this clause (iv) would constitute, individually or in the aggregate, a Company Material Adverse Effect.

          (g) Legal Proceedings. All Legal Proceedings pending on or after June
              -----------------
30, 1999, and not subsequently settled, discontinued or concluded as of the date hereof, and involving the Company or any of the Subsidiaries are listed in
Schedule 2.02(g). Except as set forth in Schedule 2.02(g) (and whether or not
----------------                         ----------------
disclosed in the 1999 10-K or in the 2000 10-Qs), (i) there is no Legal Proceeding pending or, to the Knowledge of the Seller, threatened, against or involving the Company or any of the Subsidiaries, or any of their respective properties or rights, which (x) would constitute, either individually or in the aggregate, a Company Material Adverse Effect or (y) seeks to, or is reasonably likely to, delay or prevent the consummation of any transaction contemplated by this Agreement, and (ii) there is no rule or Order outstanding against the Company or any of the Subsidiaries which constitutes a Company Material Adverse Effect or has any such effect described in clause (y) of this Section 2.02(g). Neither the Company nor any of the Subsidiaries nor any of the properties or assets of the Company or of any of the Subsidiaries is subject to, or in violation of, or upon a delay or passage of time would become a violation of, any term of any rule or Order outstanding against it which would constitute, either individually or in the aggregate, a Company Material Adverse Effect.

          (h) Financial Statements. The Company has heretofore made available to
              --------------------
the Purchaser true and complete copies of all reports, registration statements, proxy statements and other filings (including all financial statements, notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by the Company with the Commission since January 1, 1996 (such reports, registration statements and other filings, together with any amendments thereto, are sometimes collectively referred to as the "Commission Filings"). No Subsidiary is required to file any form, report or other document with the Commission. Each of the audited consolidated financial statements and unaudited interim financial statements (including any related notes or schedules) included in the Commission Filings, and the unaudited financial statements as of and for the period ended September 30, 2000 (the balance sheet included in such financial statements being hereinafter referred to as the "September 30 Balance Sheet"), were prepared in accordance with GAAP, except as may be indicated therein or in the notes or schedules thereto, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year end audit adjustments and except that such unaudited interim financial statements do not include all of the notes required by GAAP to be included therein.

          (i) Conduct of Business in the Ordinary Course; Absence of Certain
              --------------------------------------------------------------
Changes and Events. Except as disclosed on Schedule 2.02(i), since September 30,
------------------                         ----------------
2000, the Company and the Subsidiaries have conducted the Business only in the ordinary course consistent with past practice and, except as disclosed on
Schedule 2.02(i) or in the Commission Filings or as specifically contemplated by
----------------
this Agreement, there has not been: (i) any Company Material Adverse Effect;
(ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) or other distribution with respect to the capital stock of the Company (including the Shares) or any redemption, purchase or other acquisition by the Company of any of its securities (including the Shares);
(iii) any entry into any agreement or understanding between the Company or any of the Subsidiaries and any of their respective executive officers or key Employees providing for employment of any such officer or key Employee or any general or out of the ordinary course increase in the compensation (including deferred compensation), severance or termination benefits payable or to become payable by the Company or any of the Subsidiaries to any of their respective officers or key Employees, or any increase in any bonus, insurance, pension or other Employee Benefit Plan, payment or arrangement (including the granting of stock options, stock appreciation rights, phantom stock rights, performance awards or restricted stock awards) made to, for or with any such officer or key Employee; (iv) other than in the ordinary course of the Business, any entry into, or modification of, any commitment, agreement, or license or transaction (including any borrowing or capital expenditure or sale of assets); (v) any change in any accounting methods, principles or practices of the Company or any Subsidiary; (vi) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company or any Subsidiary constituting or which would constitute, individually or in the aggregate, a Company Material Adverse Effect; (vii) any revaluation by the Company or any of the Subsidiaries of any asset (including any writing down of the value of Inventory or writing off of notes or accounts receivable), other than in the ordinary course of the Business consistent with past practice; or
(viii) any failure by the Company or any of the Subsidiaries to revalue any material asset in accordance with GAAP.

          (j) Compliance. Neither the Company nor any Subsidiary is in conflict
              ----------
with, or in default or violation of, (A) any law, rule, regulation or Order applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound (but not including Environmental Laws, which are addressed solely in Section 2.02(q)) or

(B) any note, bond, mortgage, indenture, contract (including any Material Contract), agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound (but excluding Licenses issued pursuant to Environmental
Laws), except for any such conflicts, defaults or violations that would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

          (k) Certificate of Incorporation and By-Laws. The Company has
              ----------------------------------------
heretofore made available to the Purchaser a complete and correct copy of the certificate of incorporation or other charter document and the by-laws, each as amended to date, of the Company and each Subsidiary. Such certificates of incorporation, charter documents and by-laws are in full force and effect and no amendments have been proposed or authorized. Neither the Company nor any Subsidiary is in violation of any provision of its certificate of incorporation, charter documents or by-laws as applicable and as so amended to date.

          (l) Employee Benefit Plans/ERISA.
              ----------------------------

               (i) Except as disclosed on Schedule 2.02(l), there is no employee
                                          ----------------
benefit plan within the meaning of Section 3(3) of ERISA which (x) is maintained for, or to which contributions have been made on behalf of, Employees of the Company or of any ERISA Affiliate and as to which there remains any unpaid benefits or as to which the Company may have any liabilities or (y) has been terminated at any time within the preceding three (3) years (or six (6) years for the purposes of Section 4069 of ERISA) and as to which there remains any unpaid benefits or as to which the Company may have any liabilities (an "Employee Benefit Plan").

               (ii) Except as disclosed on Schedule 2.02(l), none of the
                                           ----------------
Employee Benefit Plans is or was a Multiemployer Plan. Neither the Company nor any ERISA Affiliate is a participating employer in any Employee Benefit Plan in which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA.

               (iii) Except as disclosed on Schedule 2.02(l), neither the
                                            ----------------
Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a Welfare Plan other than liability for health plan continuation coverage described in Part 6 of Title I of ERISA.

               (iv) Except as disclosed on Schedule 2.02(l), none of the Plans
                                           ----------------
is a severance plan, arrangement or program. Except as set forth on Schedule
                                                                    --------
2.02(l), the consummation of the transactions contemplated by this Agreement
-------
will not directly (or indirectly upon a termination of employment): (x) entitle any Employee to severance pay or any other payment from the Company or any ERISA Affiliate or (y) accelerate the timing of any payment or the vesting of any rights or increase the amount of any compensation due any Employee.

               (v) The Company has given or made available to the Purchaser true and complete copies of all the following: each Employee Benefit Plan (as listed on Schedule 2.02(l)) and related trust agreement (including all amendments to
   -----------------
such Employee Benefit Plan or
trust or agreement) which the Company or any ERISA Affiliate maintains or is committed to contribute to as of the date hereof and the most recent summary plan description, actuarial report and determination letter issued by the U.S. Internal Revenue Service; all Forms 5500 filed in respect of each such Employee Benefit Plan for the past three (3) years (other than the Forms 5500 for the plan year ended December 31, 1999, copies of which will be delivered to the Purchaser within ten (10) days after the date hereof); and of every other Plan (as listed on Schedule 2.02(l)) to which the Company or any of the Subsidiaries
              -----------------
is a party.

               (vi) Each Employee Benefit Plan complies in all material respects, in both form and operation, with its terms and ERISA, including ERISA
Section 601 et seq. and, to the Knowledge of the Seller, no condition exists or
            -- ---
event has occurred with respect to any such plan which would result in a Prohibited Transaction or in the incurrence by the Company or any ERISA Affiliate of any Liability, fine or penalty. Neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premiums which have become due which are unpaid. Neither the Company nor any ERISA Affiliate has engaged in any Prohibited Transaction or other transaction which could subject it to any Liability under Section 4069 or Section 4212(c) of ERISA. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of each of the Company and any ERISA Affiliate is legally valid and binding in full force and effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code ("Qualified Plan") has received a favorable determination letter for "TRA" (as defined in Rev. Proc. 93-39) from the U.S. Internal Revenue Service or has filed for such a determination letter within the remedial amendment period, and each trust related to such plan has been determined to be exempt under
Section 501(a) of the Code; and no determination letter with respect to any Plan has been revoked nor, to the Knowledge of the Seller, has revocation been threatened, nor has any Plan been amended since the date of its most recent determination letter or application therefor in any request which would adversely affect its qualification, and no Plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code. To the Knowledge of the Seller, nothing has occurred or is expected to occur that would adversely affect the qualified status of the Employee Benefit Plan or any related trust subsequent to the issuance of such determination letter. Each Employee Benefit Plan (other than Qualified Plans) which is intended to comply with any Code requirement in order to qualify for a Company Tax benefit materially complies with such requirement. No Employee Benefit Plan is being audited or investigated by any Governmental Entity or, to the Knowledge of the Seller, subject to any pending or threatened claim or suit (other than for ordinary claims for benefits).

               (vii) Each Employee Benefit Plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code ("Pension Plans") currently meets the minimum funding standard of Section 302 of ERISA and Section 412 of the Code (without regard to any funding waiver). Except as disclosed on Schedule 2.02(l), all contributions or payments due and owing as
                ----------------
required by Section 302 of ERISA, Section 412 of the Code or the terms of any Pension Plan have been made by the due date for such contributions or payments. Except as disclosed on Schedule 2.02(l), as of the valuation date in each
                       ----------------
Pension Plan's most recent actuarial valuation, the market value of assets held under the trust agreement maintained in connection with such Pension Plan (exclusive of any contribution due to such

Pension Plan) equals or exceeds the present value of the "benefit liabilities" (as defined in ERISA Section 4001(a)(16)), calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan, and since its last valuation date, there have been no amendments to such Pension Plan that increased the present value of accrued benefits. Neither the Company nor any ERISA Affiliate is required to provide security to a Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code.

               (viii) No Termination Event has occurred or is reasonably expected to occur prior to the Closing.

               (ix) Except as disclosed on Schedule 2.02(l), there are no Plans
                                           ----------------
or other agreements which will provide payments to any Company officer, Employee, shareholder or highly compensated individual which will be "parachute payments" under Section 280G of the Code that are nondeductible to the payor of such benefits and which will be subject to the tax under Section 4999 of the Code for which any payor would have a withholding liability.

               (x) Except as disclosed on Schedule 2.02(l), there are no Plans,
                                          ----------------
programs or arrangements sponsored or maintained by the Company or any ERISA Affiliate which are Equity-Based Compensation Plans. Other than as disclosed on
Schedule 2.02(l), there are no existing awards under any Equity-Based
----------------
Compensation Plans held by Employees. Schedule 2.02(l) lists the entitlements
                                      ----------------
under the Equity-Based Compensation Plans of each participant.

               (xi) Except as disclosed on Schedule 2.02(l), no award under any
                                           ----------------
Equity-Based Compensation Plan is in the form of "incentive stock options" as defined under Section 422 of the Code.

               (xii) With respect to any Plans which are required to satisfy the nondiscrimination requirements of Code Section 105(h), each does so. Each Plan has been operated in material compliance with all applicable requirements of Sections 601 through 734 of ERISA and Section 4980B of the Code and regulations thereunder.

               (xiii) There are no Claims under or with respect to any Plan that have given rise or, to the Knowledge of the Seller, could give rise to any Lien or other Claim on assets of the Seller, and no Claim or Lien has or could, to the Knowledge of the Seller, arise on account of the operation of any Plan.

               (xiv) Neither the Purchaser nor the Company or any Subsidiary shall be responsible for any retiree health premiums payable under Section 9704 of the Code. If and to the extent that any Liability is asserted against the Purchaser or the Company or any Subsidiary for premiums under Section 9704 of the Code with respect to retiree benefits under Section 9701 et seq. of the
                                                             -- ---
Code, the Seller shall pay such premiums on behalf of the Purchaser or the Company or any Subsidiary, or shall reimburse them, respectively, for any such amount.

          (m) Labor and Employment Matters. Except as disclosed on Schedule
              ----------------------------                         --------
2.02(m), (i) there are no Legal Proceedings pending or, to the Knowledge of the
-------
Seller, threatened between the Company or any Subsidiary and any of their respective Employees; (ii)
neither the Company nor any Subsidiary is a party to any labor contract, collective bargaining agreement, contract, letter of understanding or to the Knowledge of the Seller any other agreement, formal or informal, with any labor union or organization that obligates the Company or any Subsidiary in connection with the operation of the Company or any Subsidiary to compensate Employees at prevailing rates or union scale, nor are any of its Employees represented by any labor union or organization, nor, to the Knowledge of the Seller, are there, nor have there been during the five (5) years prior to the date hereof, any activities or proceedings of any labor union to organize any such Employees;
(iii) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any such agreement, contract or letter of understanding and, as of the date hereof, there are no grievances outstanding against the Company or any Subsidiary under any such agreement, contract or letter of understanding; (iv) there are no unfair labor practice charges or complaints pending or, to the Knowledge of the Seller, threatened against the Company or any Subsidiary before the National Labor Relations Board or other Governmental Entity, or any current union representation questions involving Employees; (v) there is no strike, work stoppage or lockout or, to the Knowledge of the Seller, a threat of any such action, by or with respect to any Employees;
(vi) no person has made any Claim or charge, nor has the Company or any Subsidiary received any written notice or communication reflecting an intention to make any Claim or charge against the Company or any Subsidiary under any statute, regulation or ordinance relating to discrimination with respect to Employees or employment practices; (vii) no Claim or charge is pending or, to the Knowledge of the Seller, threatened against the Company or any Subsidiary in connection with the Fair Labor Standards Act, Title VII of the Civil Rights Act, the Americans With Disabilities Act, Executive Order No. 11246, the Family and Medical Leave Act, the Age Discrimination in Employment Act, or any similar federal, state, local or foreign laws; (viii) neither the Company nor any Subsidiary has received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any Subsidiary, and no such investigation is in progress; (ix) no Non-Union Employee of the Company or any Subsidiary is covered by a written or other non-written employment agreement not terminable at any time without penalty or premium, all Employees are employed on an "at-will" basis, and no steps have been taken by the Company or any Subsidiary to contradict or undermine such "at-will" status; (x) none of the transactions contemplated by this Agreement, nor the effects of such, will give rise to any rights to any Employee or any obligations under any Plan, Employee Benefit Plan, contract, agreement or arrangement enforceable by any Employee which is not listed in Schedule 2.02(l) or Schedule 2.02(m); (xi) each
                                ----------------    ----------------
of the Company and the Subsidiaries has complied in all material respects with all other applicable federal and state laws relating to the employment of the Employees, including provisions relating to wages, hours, unemployment insurance, workers' compensation, collective bargaining, health and safety, OSHA, federal, state and/or local employment discrimination laws, payment of social security, withholding and other taxes; (xii) the Company and the Subsidiaries have complied in all material respects with COBRA; and (xiii) the Company and the Subsidiaries have complied with the Worker Adjustment and Retraining Notification Act and any similar state, local or applicable foreign law.

          (n) Tangible Personal Property; Real Property; and Leases.
              -----------------------------------------------------

               (i) Each of the Company and the Subsidiaries has good and marketable title (or, in the case of the Leased Real Property, a good and valid leasehold interest), free and clear of all Liens except Permitted Liens, to all its respective owned or leased Real Properties and good and valid title to all its respective owned or leased tangible personal properties and assets, free and clear of all Liens except Permitted Liens. Such tangible, real and personal properties are sufficient to conduct the Business. Such tangible personal property and assets are in good working order, repair and condition, ordinary wear and tear excepted, except where the failure to be in such condition would not constitute a Company Material Adverse Effect. Except as set forth on
Schedule 2.02(n)(i), there are no options, licenses, leases, occupancy
-------------------
agreements, rights of first refusal or first offer, conditional sales agreements or similar arrangements respecting the purchase, sale, lease or use of any part of the Real Property.

               (ii) Each of the Company and the Subsidiaries has full title to all of its respective Inventories and the Inventories reflected in the financial statements of the Company are, in the case of Raw Materials, of a quality and quantity conforming to the Company's and the industry's usual standards and are usable in the manufacture and production of the Products, and in the case of work in progress and finished goods, are of merchantable quality, quantity, workmanship and material, meeting all contractual requirements and conform to generally accepted standards of the Company's industry and, to the Knowledge of the Seller, none of such Inventories are obsolete, damaged or defective. Any Inventories considered damaged, defective, obsolete or unmerchantable in quality or quantity have been written off or written down to the lower of cost or realizable market values on a going concern basis. All Inventory is located on the Real Property, except for Inventory in transit to or from the Company or the Subsidiaries or at customer locations on consignment.

               (iii) Schedule 2.02(n)(iii) sets forth a complete and accurate
                     ---------------------
list of each parcel of Real Property owned or leased by the Company or any Subsidiary. The Real Property (including the buildings and improvements thereon (including any stormwater drainage, sewage or subsurface disposal systems)) (A) is owned with fee title ("Owned Real Property") or leased ("Leased Real Property"); and (B) is in good repair and operating condition in all material respects, ordinary wear and tear excepted. Neither the Seller nor the Company has received any notice of (1) any requirements by any insurance company that has issued a policy covering any part of the Company's Real Property or by any board of fire underwriters or other body exercising similar functions, requiring any material repairs or work to be done on any part of any of such Real Property, or (2) any defects or inadequacies in, on or about any part of the Real Property that would, if not corrected, result in the termination of insurance coverage or a material increase in the cost thereof, and which, in either case, remains outstanding, except for any requirement, defect or inadequacy, the existence of which would not constitute a Company Material Adverse Effect.

               (iv) To the Knowledge of the Seller, all (A) public utilities, including water, electric, stormwater drainage, sewage or subsurface disposal systems, required for the normal operation of the Business, connect into the Real Property through adjoining public highways or, if they pass through adjoining private land, do so in accordance with valid easements, permits and licenses, (B) installation and connection charges due and payable with respect thereto have been paid in full or security provided for, and (C) such utilities are sufficient for the operation of the Business in the ordinary course.

               (v) There is no outstanding notice of violation, order or citation against the Company or any Subsidiary under any law (excluding any Environmental Law, which is addressed solely in Section 2.02(q)) or order relating to the Real Property, except for notices in respect of violations which have been cured, or notices of violations where the failure to cure such violations, in the aggregate, would not result in a Company Material Adverse Effect.

               (vi) All improvements forming a part of any of the Real Property and used in the operation of the Business are located wholly within the boundaries of such Real Property, as applicable, and do not encroach in any material respect upon any recorded or unrecorded easement or right-of-way affecting any of such Real Property, or upon any adjoining lands; there is no encroachment onto any of the Real Property by buildings or improvements owned by the owners of adjoining lands that would have a material adverse effect on the operation of the Business; and each parcel of Owned Real Property is being used for purposes permitted under the applicable zoning ordinances in effect in the jurisdiction in which such parcel is located.

               (vii) None of the Real Property is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Seller, has any such condemnation, expropriation or taking been proposed.

               (viii) No portion of the Owned Real Property is (A) designated as wetlands under any Environmental Law or (B) located within a special flood hazard area as documented by the Department of Housing and Urban Development, except for such designations or locations as would not result in a Company Material Adverse Effect or impair the continued use of the affected Owned Real Property consistent with its use at the Effective Time.

               (ix) All leases of Leased Real Property leased for the use or benefit of the Company or any Subsidiary are in full force and effect. The Company or any Subsidiary is in possession of the Leased Real Property, and there exists no default under any such lease by the Company or any Subsidiary or, to the Knowledge of the Seller, by any other party thereto, nor has any event occurred which with notice or lapse of time or both would constitute a default thereunder by the Company or any Subsidiary or, to the Knowledge of the Seller, by any other party thereto.

          (o) Intellectual Property, Information Technology and Other Intangible
              ------------------------------------------------------------------
Property.
--------

               (i) Schedule 2.02(o) sets forth a true and complete list of all
                   ----------------
patents and patent applications, trademark and service mark applications and registrations and copyright applications and registrations owned or licensed by the Company or any Subsidiary and which is material to the operation of the Business. Each of the Company and the Subsidiaries owns or possesses adequate licenses or other valid rights to use all of the Intellectual Property used or held for use in connection with the Business and that are material to the operation of the Business and, to the Knowledge of the Seller, there are no assertions or claims challenging the ownership or validity of any of the foregoing. The conduct of the Business does not and will not infringe in any way with any Intellectual Property of any third party that, in the aggregate, would constitute a Company Material Adverse Effect. There is no infringement of any of the Intellectual Property owned by or licensed by or to the Company or any Subsidiary and set forth on Schedule 2.02(o) which, in the aggregate, would
                            ----------------
constitute a Company Material Adverse Effect. Neither the Company nor any Subsidiary has licensed or otherwise authorized the use by any third party of any Intellectual Property of the Company or any Subsidiary set forth on Schedule
                                                                        --------
2.02(o) on terms or in a manner which, in the aggregate, would constitute a
-------
Company Material Adverse Effect.

               (ii) With respect to all Software Materials there are no bugs, errors, viruses or defects of any kind in such Software Materials or in their software and computer applications which is reasonably likely to materially adversely affect their value, utility, marketability or operability to the Company or the Subsidiaries, except as would not result in a Company Material Adverse Effect. The Software Materials and the computer hardware on which they are used are (A) compatible with each other, (B) have the necessary capacity and ability to adequately handle and manage the tasks necessary in order to run the Business and (C) have not been subject to frequent interruptions or breakdowns in service, or which interruptions or breakdowns are not capable of being promptly remedied, except as would not result in a Company Material Adverse Effect.

          (p) Tax Matters. Except as set forth on Schedule 2.02(p):
              -----------                         ----------------

               (i) The Company and the Subsidiaries have filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns known to be required to be filed, which Tax Returns are accurate in all material respects, and have timely paid or will pay all Taxes shown to be due on such Tax Returns which are payable on or before the Closing Date. The Company and the Subsidiaries have no knowledge of any claim being made by any Governmental Entity in a jurisdiction in which the Company and each of the Subsidiaries do not file Tax Returns that any of them are or may be subject to taxation by that jurisdiction. The Company and the Subsidiaries are not aware of any material Liens on the assets of the Company or any of the Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Each of the Company and the Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, stockholder or other third Person.

               (iii) There is no dispute or Claim concerning any Tax Liability of the Company or each of the Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which the Seller or any of the directors and officers (and Employees responsible for Tax matters) of the Company or each of the Subsidiaries has Knowledge based upon personal contact with any agent of such authority. Schedule 2.02(p) lists all federal, state, local and foreign
                ----------------
income Tax Returns filed with respect to the Company and each of the Subsidiaries for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has made available to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or each of the Subsidiaries since December 31, 1996.

               (iv) Neither the Company nor any of the Subsidiaries has waived any statute of limitations in respect of Taxes nor agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) Neither the Company nor any of the Subsidiaries has filed consents under Code Section 341(f) concerning collapsible corporations. Each of the Company and the Subsidiaries has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and the Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that they believe could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Each of the Company and the Subsidiaries is not a party to any Tax allocation or sharing agreement. Each of the Company and the Subsidiaries (A) has not been a member of any other affiliated group filing a consolidated federal income Tax Return and (B) has no Liability for the Taxes of any Person as a transferee or successor, by contract, or otherwise.

          (q) Environmental Matters. Except as disclosed in Schedule 2.02(q) or
              ---------------------                         ----------------
as would not reasonably be likely to result in costs in excess of One Hundred Thousand U.S. Dollars ($100,000) individually:

               (i) Neither the Company nor any Subsidiary has, within the preceding six (6) years, violated or is currently in material violation of any Environmental Law.

               (ii) The Company and each Subsidiary have all Environmental Permits required under any Environmental Law and the Company and each Subsidiary have been, for the preceding six (6) years, and are now in material compliance with their requirements.

               (iii) To the Knowledge of the Seller, for the past three (3) years, no Hazardous Substances have been used, stored, manufactured, treated or processed on or transported to or from, the Real Property by the Company and the Subsidiaries except as necessary to conduct the Business and in material compliance with all Environmental Laws.

               (iv) To the Knowledge of the Seller, there has been no unpermitted disposal, release or threatened release of Hazardous Substances from or to the Real Property.

               (v) To the Knowledge of the Seller, none of the Real Property (including soils and surface and ground waters) are contaminated with any Hazardous Substance in a manner which would require Remediation pursuant to applicable Environmental Laws.

               (vi) Neither the Company nor any Subsidiary has received any written notice that it is liable for any Off-Site Real Property contamination and, to the Knowledge of the Seller, neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Substances to any Off-Site Real Property or other location that is listed or proposed for listing on the National Priorities List, on the CERCLIS or on any analogous state list nor has any Real Property been designated as an Environmental Clean-up Site.

               (vii) In the three (3) years prior to the Closing Date, neither the Company nor any Subsidiary has received, nor reasonably expects to receive, any written notice, letter, citation, Order, warning, complaint, inquiry, demand or Environmental Claim alleging or asserting (A) a violation of, or potential responsibility under, any Environmental Law (including under any Environmental Permit) or (B) a Release or threatened Release of any Hazardous Substances for which the Company or any Subsidiary is alleged to be liable at, from or onto any Site. As to any Site leased by the Company or any Subsidiary as of the date hereof, for the time period prior to occupancy or use thereof by the Company or any Subsidiary, clauses (iii), (iv), (v), (vi) and (vii) of this Section 2.02(q) are correct with respect thereto to the Knowledge of the Seller.

               (viii) To the Knowledge of the Seller, as of the date of this Agreement, there are no obligations or liabilities of the Company or any Subsidiary under any Environmental Law related to the Predecessor or Divested Businesses reasonably likely to result in losses in excess of One Million U.S. Dollars ($1,000,000) for any single occurrence.

          (r) Material Contracts. Schedule 2.02(r) contains a true and complete
              ------------------  ----------------
list of all Material Contracts. Each Material Contract is in full force and effect and is enforceable against the parties thereto in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, is reasonably likely to constitute a Default by the Company or any Subsidiary or, to the Knowledge of the Seller, any third Person under such Material Contracts. True and correct copies of all Material Contracts, to the extent in written form or otherwise reduced to writing, have been delivered or made available to the Purchaser prior to the date of this Agreement. There has been no cancellation, termination, limitation or modification, or any notice of cancellation, termination, limitation or modification, of any such Material Contract. Neither the Company nor any Subsidiary has assigned or delegated any of its rights or obligations under any such Material Contract.

          (s) Absence of Undisclosed Liabilities. Neither the Company nor any
              ----------------------------------
Subsidiary has any Liabilities which would have been required to be recorded on the September 30 Balance Sheet, or as disclosed in the notes thereto, in accordance with GAAP, except for Liabilities (a) which are accrued or reserved against in the September 30 Balance Sheet or reflected in the notes thereto, (b) which were disclosed to the Purchaser after the delivery of the September 30 Balance Sheet, (c) which arise under this Agreement or the transactions contemplated hereby or are otherwise expressly disclosed in this Agreement (including any Schedule hereto), or (d) which would not result in a Company Material Adverse Effect.

          (t) Insurance. Schedule 2.02(t) contains an accurate and complete list
              ---------  ----------------
of all policies of insurance of any kind or nature covering the Company, the Subsidiaries, the Business, and the properties or operations of the Company and the Subsidiaries (including the ownership and use of the Real Property), including policies of life, fire, theft, workers' compensation, employee fidelity and other casualty and liability insurance, environmental liability insurance and business interruption insurance, employer liability, automobile, non-owned aircraft, excess liability, fiduciary liability, crime, special risk, charterer's and landing owners, legal liability, ocean cargo, property/boiler and machinery, insured benefit plans (and including not only policies, but also any prior policies pursuant to which a claim may still be made). All such policies in effect as of the date hereof are outstanding and in full force and effect and all premiums due on such insurance policies have been paid. No insurance carrier for any of the policies listed on Schedule 2.02(t) has denied coverage to the Company or any of the
          ----------------
Subsidiaries or asserted a reservation of rights. Complete and correct copies of each such policy have been furnished or made available to the Purchaser by the Company. There is no Default by the Company or any Subsidiary with respect to any provision contained in any insurance policy maintained by the Company or any Subsidiary.

          (u) Defaults; Guaranties. Schedule 2.02(u) lists all credit risk
              --------------------  ----------------
support facilities (such as letters of credit and performance bonds) of the Company or any of the Subsidiaries outstanding as of November 6, 2000. Neither the Company nor any of the Subsidiaries is in any monetary or in any non-monetary Default under any provision of any mortgage, note, bond, debt instrument, security interest, indenture or commitment which will not be remedied or remain at the sole risk of the Seller concurrently with consummation of the transactions contemplated by this Agreement. Except as set forth on
Schedule 2.02(u), none of the Company or any Subsidiary has any general or
----------------
special powers of attorney outstanding (whether as grantor or grantee thereof) or is a guarantor, surety, consignor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, except (i) as endorser or maker of checks or letters of credit, respectively endorsed or made in the ordinary course of the Business or (ii) which will not be fully extinguished without residual Liability to the Company or the Subsidiaries upon consummation of the transactions contemplated by this Agreement.

          (v) Product Warranties and Liabilities.
              ----------------------------------

               (i) Neither the Company nor any Subsidiary has given or made any express or implied warranties to third Persons with respect to any Products sold or services performed by it, except for warranties arising by operation of law and customary warranties given or made by the Company in the ordinary course of the Business consistent with past practice. Other than as disclosed on Schedule
                                                                       --------
2.02(g) or Schedule 2.02(v)(i), there are no pending or, to the Knowledge of the
-------    -------------------
Seller, threatened warranty claims or Legal Proceedings relating to warranty claims, whether on the basis of warranties offered by the Company or any Subsidiary, warranties offered by any manufacturer of items of Inventory or otherwise (including any duty to warn customers or probable users of such Products), or any facts, events or circumstances which have occurred, in either case which is reasonably likely to result in a claim, Legal Proceeding or Loss on the part of the Company or any Subsidiary that would constitute, individually or in the aggregate, a Company Material Adverse Effect.

               (ii) Schedule 2.02(g) and Schedule 2.02(v)(ii) set forth true and
                    ----------------     --------------------
complete summaries of pending claims as of the date hereof under all Product warranty plans and Product liability insurance policies relating to the Company or any Subsidiary since June 30, 1999. The Company and each of the Subsidiaries are insured under policies of insurance relating to Product liability listed in
Schedule 2.02(g) or Schedule 2.02(v)(ii) for and against any claim for Damage to
----------------    --------------------
person or property based upon defects in any Product to the extent a claim is made during the policy period subject to deductibles and other terms summarized therein. The Company and each of the Subsidiaries have provided notice of all such claims to its insurance carriers and, except as set forth on Schedule
                                                                  --------
2.02(g) or Schedule 2.02(v)(ii), no insurance carrier has denied coverage,
-------    --------------------
reserved rights against the Company or otherwise interposed any defense to coverage with respect to any such claim which is reasonably likely to result in a Loss to the Company or any Subsidiary other than standard reservation of rights notices.

          (w) Affiliate and Intercompany Transactions and Obligations. Except
              -------------------------------------------------------
(i) for employment relationships with executive officers, (ii) as set forth on
Schedule 2.02(w) and (iii) as contemplated by Section 4.04, neither the Company
----------------
nor any Subsidiary is a party to any transaction (including the purchase or sale of any property or service) with, or involving the making of any payment or transfer of assets to, any Affiliate other than the Company or a Subsidiary.

          (x) Use of Name; Domain Name. The Company has the legal right to use
              ------------------------
the name "Aristech" and each derivative thereof in each jurisdiction in which the Company and each Subsidiary conduct the Business. The use of such name by the Company and/or any Subsidiary does not conflict with or infringe on the rights of any other Person, and the Company is not aware of any claim or written notice from any Person to such effect. The Company has registered the domain name http://www.Aristechchem.com and has the legal right to use such domain name.

          (y) Customers. Except as set forth in Schedule 2.02(y), the Company
              ---------                         ----------------
has not received any written notice that any of its twenty (20) largest customers are seeking or intend to seek to cancel, terminate, amend, modify, revoke or supplement their purchase arrangements in effect as of the date hereof with the Company in any material respect.

          (z) Brokerage. Neither the Company (or any Subsidiary) nor the Seller
              ---------
has made any agreement or taken any other action which is reasonably likely to cause any Person to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder, other than as set forth in Section 8.03(b).

          (aa) Noteholders. As of January 1, 2000, there were less than three
               -----------
hundred (300) record or beneficial holders of the Notes.

          (bb) Investment Company Act Status. Each of the Company and the Seller
               -----------------------------
is not an "investment company", or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                  ARTICLE III
                                  -----------

                             COVENANTS OF THE SELLER
                             -----------------------

     3.01. Interim Operations. During the period from the date of this Agreement
           ------------------
to the Effective Time, except as specifically contemplated by this Agreement (including Section 3.02) or otherwise as consented to or approved in writing by the Purchaser, the Seller shall cause the Company and the Subsidiaries to adhere to each of the following:

          (a) the Business shall be conducted only in, and the Company and each of the Subsidiaries shall not take any action except in, the ordinary and usual course of the Business consistent with past practice;

          (b) neither the Company nor any of the Subsidiaries shall make or propose any change or amendment to its respective certificate of incorporation, other charter document, by-laws or operating agreement, as applicable;

          (c) neither the Company nor any of the Subsidiaries shall issue or sell, or authorize the issuance or sale of, any shares of its capital stock or any of its other securities or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of its capital stock or any of its other securities, or enter into any arrangement or contract with respect to the purchase or voting of shares of its capital stock or adjust, split, combine or reclassify any of its securities, or make any other changes in its capital structure;

          (d) except as permitted in Section 3.02, the Company and the Subsidiaries shall not undertake any of the actions specified in Section 2.02(i);

          (e) the Company shall, and shall cause the Subsidiaries to, use all reasonable efforts to preserve intact the business organization of the Company and each of the Subsidiaries, to keep available the services of its and their present officers and key Employees, and to preserve the goodwill of those having business relationships with it and the Subsidiaries;

          (f) neither the Company nor any of the Subsidiaries shall take any action with respect to the grant of any severance or termination pay (otherwise than pursuant to written Plans of the Company or any of the Subsidiaries in effect on the date hereof) or with respect to any increase of benefits payable under its written Plans providing for severance or termination pay in effect on the date hereof;

          (g) neither the Company nor any of the Subsidiaries shall (except as required by law and except for salary increases or other employee benefit arrangements in the ordinary course of the Business consistent with past practice that do not result in a material increase in benefits or compensation expense to the Company or any Subsidiary or pursuant to collective bargaining agreements as presently in effect) adopt or amend any Plan or other arrangement for the benefit or welfare of any Employee or increase in any manner the compensation or fringe benefits of any Employee or pay or grant any benefit not required by any existing Plan or arrangement; provided, however, that the Company and the Subsidiaries shall have
             -----------------
the right to change the terms of any such Plan or arrangement pertaining to transaction incentive bonuses, to the extent that such change does not result in any cost increase to the Purchaser, the Company or the Subsidiaries;

          (h) except with respect to transactions between and among the Company and any of the Subsidiaries or the endorsement of negotiable instruments in the ordinary course of the Business, neither the Company nor any of the Subsidiaries shall guarantee any Indebtedness (other than any guaranty of Subsidiary Indebtedness in the ordinary course of the Business) or the obligations of any Person;

          (i) except in the ordinary course of the Business consistent with past practice or in the case of obsolete or redundant assets, or those requiring replacement, and except as disclosed on Schedule 2.02(i), the Company shall not,
                                        ----------------
and shall not permit any Subsidiary to, sell, lease or otherwise dispose of any of its assets or any of the Company's or any Subsidiary's interest in any of its assets, or enter into any agreements to do any of the foregoing (including any agreement to sell, lease, occupy or use by easement or otherwise any part of the Real Property);

          (j) the Company shall not, and shall not permit any Subsidiary to, acquire (for cash, shares of stock or other consideration) (including by merger, consolidation or acquisition of stock or assets) any Person or any division or assets thereof;

          (k) the Company shall not, and shall not permit any Subsidiary to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of the Subsidiaries;

          (l) the Company shall not, and shall not permit any Subsidiary to, make any material Tax elections or settle or compromise any material Liability for Taxes;

          (m) other than in the ordinary course of the Business consistent with past practice and other than the discharge of any Liabilities of the Company by the Seller as contemplated by Exhibit D, the Company shall not, and shall not
                              ---------
permit any Subsidiary to, waive any material rights or make any payment, direct or indirect, of any material Liability of the Company or any of the Subsidiaries before the same comes due in accordance with its terms;

          (n) the Company shall not, and shall not permit any Subsidiary to, fail to maintain its existing insurance coverage in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

          (o) the Company shall not, and shall not permit any Subsidiary to, enter into any collective bargaining agreement or any successor collective bargaining agreement;

          (p) the Company shall not, and shall not permit any Subsidiary to, enter into any long term purchase or sales agreement or other similar arrangement (other than the renewal of any sales agreements in effect as of the date hereof);

          (q) the Company shall not, and shall not permit any Subsidiary to, enter into any Derivative Contracts having a term which extends beyond the Closing Date;

          (r) the Company shall not make or commit to any capital expenditures in excess of the Company's capital budget for calendar year 2000 nor in excess of the Company's capital budget for calendar year 2001 when approved by its Board of Directors; and

          (s) the Company shall not, and shall not permit any Subsidiary to, enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     3.02. Exception for Pre-Closing Divestitures. Anything to the contrary
           --------------------------------------
contained in Section 3.01 notwithstanding, the parties hereto contemplate that, prior to the Closing Date, the Seller shall have caused the Company to divest itself of all of its ownership interests in AALL and Avonite at no net cost or expense (excluding Tax costs) to the Company and the Subsidiaries. The Company shall provide no environmental indemnity to the purchaser of AALL or Avonite. As of the date hereof, it is anticipated that such ownership interests will be acquired by an Affiliate of the Seller. If such interests are to be acquired by a Person who is not an Affiliate of the Seller, the Seller shall notify the Purchaser in advance of the identity of such Person and the Purchaser shall have approved the terms of such acquisition, which approval shall not be unreasonably withheld or delayed.

     3.03. Access and Additional Agreements. During the period from the date of
           --------------------------------
this Agreement to the Effective Time, upon reasonable notice, the Seller shall cause each of the Company and the Subsidiaries to afford the Purchaser and its officers, employees and authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to all of the Company's and each Subsidiary's respective properties (provided, however,
                                                           --------  -------
that this access shall not include access to conduct environmental or contaminant sampling and the Purchaser shall not conduct any such sampling), Books and Records and accountants' working papers. During such period, the Seller shall cause each of the Company and Subsidiaries to furnish promptly to the Purchaser (i) a copy of each Environmental Permit, environmental study, environmental report or environmental audit in the possession or control of the Company or any Subsidiary relating to the Business, (ii) a copy of all existing surveys, title reports or binders and plot plans relating to the Real Property relating to the Business and (iii) all such other information concerning the Business and the Company's or any Subsidiary's properties and personnel as the Purchaser may reasonably request, provided that no investigation pursuant to
                                  --------
this Section 3.03 shall affect or be deemed to modify any representations or warranties made in this Agreement or the conditions to the obligations of the Purchaser to purchase the Shares pursuant to this Agreement or the parties hereto to consummate the transactions contemplated under this Agreement.

     3.04. Exclusivity. From and after the date hereof until the termination of
           -----------
this Agreement, the Seller shall not, and shall cause each of the Company, the Subsidiaries and its and their respective officers, directors, representatives, agents and Affiliates (including any investment banker, attorney or accountant retained by the Seller, the Company or any of the Subsidiaries) not to, directly or indirectly, invite, initiate, solicit, knowingly encourage (including by way of furnishing non-public information or assistance), engage in, entertain any inquiries relating to, or negotiate with respect to or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The parties intend this Agreement to represent an exclusive and binding arrangement until the transactions contemplated hereby are consummated or this Agreement is properly terminated pursuant to Section 8.01.

     3.05. Certain Litigation. The Seller agrees that it will not, and will not
           ------------------
permit the Company nor any Subsidiary to, (a) settle any Legal Proceedings commenced after the date hereof against the Company or any Subsidiary or any of the Company's directors by any stockholder (including the Seller), creditor or other interested party (including any Employee or former employee of the Company or of any Subsidiary) relating to this Agreement or (b) except for the proposed settlement in connection with item number 1 under the subtitle "Environmental Claims," as set forth on Schedule 2.02(g), enter into any material Order,
                         ----------------
consent agreement or settlement of any Environmental Claim relating to the Business or the Real Property without the prior written consent of the Purchaser, which shall not be unreasonably withheld or delayed.

     3.06. Post-Closing Restrictions on Business Activities of the Seller.
           --------------------------------------------------------------

          (a) For the period beginning on the Closing Date and ending on the fourth anniversary thereof (the "Covenant Period"), the Seller agrees that neither it nor any of its Affiliates, directly or indirectly, will:

               (i) except as otherwise agreed in writing by the parties, engage in, or be an owner of a business within the United States that engages in the manufacture of phenol or polypropylene; or

               (ii) influence or attempt to influence any supplier, customer, employee or consultant or potential supplier, customer, employee or consultant of the Company or any Subsidiary to terminate, modify or not enter into any agreement, arrangement or course of dealing with the Company or any Subsidiary at any time during the first year of the Covenant Period.

          (b) For purposes of Section 3.06(a)(i), the manufacture of phenol or polypropylene shall not include (i) the participation by the Seller or any of its Affiliates in any manufacturing joint venture by the Seller or any of its Affiliates, provided that they do not control such joint venture; (ii) long term
            --------
agreements entered into by the Seller or any of its Affiliates with any Person providing for the purchase by the Seller or any of its Affiliates of phenol or polypropylene in bulk quantities at a fixed price or pursuant to any other pricing formula; (iii) any enterprise pursuant to which the Seller or any of its Affiliates arranges for any Person to manufacture phenol or polypropylene for its account under a tolling agreement; and (iv) without limiting any of the foregoing, being a holder of less than 5% of the publicly traded securities or interests of any Person.

          (c) The parties hereto acknowledge that the covenants contained in this Section 3.06 are reasonable and necessary to protect the legitimate interests of the Purchaser, the Company and the Subsidiaries, that in the absence of such covenants it could be more difficult to attain the Deferred Payments contemplated in Section 1.07, and that the Purchaser would not have entered into this Agreement in the absence of such restrictions. The Seller also acknowledges that any breach by it of this Section 3.06 will cause continuing and irreparable injury to the Purchaser and, after the Closing, the Company, for which monetary damages would not be an adequate remedy. The Seller agrees that it shall not, in any Legal Proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach or threatened breach by the Seller, the Purchaser and, after the Closing, the Company, shall have the right to enforce the provisions of this Section 3.06 by seeking injunctive or other relief in any court, without a requirement that a bond be posted, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Purchaser or the Company.

     3.07. Audited Financial Statements for Any Period Prior to the Closing
           ----------------------------------------------------------------
Date. At the reasonable request of the Purchaser following the Effective Time,
----
the Seller will cooperate with the Purchaser and the Company in the preparation of audited financial statements on a consolidated basis for the Company and the Subsidiaries for any period of time prior to the Closing Date whether or not ending prior to, on or following the Closing Date, including the sharing of all appropriate Books and Records in the possession of the Seller. The Seller intends to have audited consolidated financial statements for the Company prepared for the year ending December 31, 2000, provided, however, it is
                                                --------  -------
understood that, from and after the Closing Date, the Seller shall have no such obligation to do so.

     3.08. Derivative Contracts. Unless the Purchaser agrees otherwise in
           --------------------
writing, all outstanding Derivative Contracts as listed on Schedule 3.08 shall
                                                           -------------
be terminated prior to the Effective Time by the Seller.

     3.09. Notice to Indenture Trustee. The Seller will cause the Company to (a)
           ---------------------------
prior to December 1, 2000, notify the trustee under the Indenture dated November 1, 1996 governing the Notes that the Company is no longer required, and no longer intends, to make Company filings under the Exchange Act, and (b) prior to the Effective Time, file a Form 15 with the Commission.

     3.10. Termination of Borrowings. On or prior to the Effective Time, the
           -------------------------
Seller will cause the Company (a) to repay the aggregate outstanding principal of, accrued unpaid interest and accrued and unpaid fees, penalties or other amounts due in respect of all indebtedness for borrowed money of the Company and the Subsidiaries and (b) to terminate the Receivables Purchase Facility.

     3.11. Margin Hedge Agreement. The parties acknowledge that, in
           ----------------------
consideration for One Million U.S. Dollars ($1,000,000) of the Initial Payment, the Seller shall enter into and execute the Margin Hedge Agreement on the Closing Date.

     3.12. Acquisition of Affiliate's Shares. The Seller agrees that prior to
           ---------------------------------
the Closing Date it will acquire legal and beneficial title to the 678 shares of Common Stock owned by its wholly owned subsidiary Mitsubishi International Corporation, or as the parent company owning all of the outstanding shares of Mitsubishi International Corporation, the Seller will cause Mitsubishi International Corporation to transfer those shares of Common Stock to the Seller. The parties acknowledge that this covenant is subject to the specific performance requirements of Section 8.11.

     3.13. Acquisition of Subsidiary Shares. Prior to the Closing Date, the
           --------------------------------
Seller shall acquire legal and beneficial title to all of the issued and outstanding shares of capital stock of Aristech Chemical International Sales Limited.

                                   ARTICLE IV
                                   ----------

                           MUTUAL COVENANTS OF PARTIES
                           ---------------------------

     4.01. Notice of Certain Events.
           ------------------------

          (a) The Purchaser, on the one hand, and the Seller, on the other hand, shall promptly notify the other of:

               (i) Any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) Any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

               (iii) Any material claims or Legal Proceedings commenced or, to their Knowledge threatened, relating to or involving or otherwise affecting the Company or either party hereto and which relates to the consummation of the transactions contemplated by this Agreement.

          (b) If any director or executive officer of any of the Seller, the Company or any Subsidiary, on the one hand, or of the Purchaser, on the other hand, acquires Knowledge after the date of this Agreement of (i) any matter which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other party, or (ii) the occurrence of any event or the failure of any event to occur that may result in the failure to satisfy any condition specified in Article VI or the obligations of any party to consummate the transactions contemplated by this Agreement, such party shall, promptly after such director or executive officer acquires such Knowledge, notify the other party thereof, in writing, in sufficient detail to permit a reasonable analysis thereof.

     4.02. Confidentiality. With respect to the Confidentiality Agreement,
           ---------------
following the consummation of the Share Purchase:

          (a) All obligations of the Purchaser with regard to information relating to the Company and the Subsidiaries governed by the Confidentiality Agreement shall automatically terminate and be of no further force or effect (except for information related to the Seller, AALL and Avonite); and

          (b) All obligations of AALL (and its successors in interest), the Seller and their Affiliates with regard to information relating to the Purchaser, the Company and the Subsidiaries shall continue to be governed by the terms of the Confidentiality Agreement.

     4.03. Acetone Supply Agreement. The parties hereto acknowledge that (i) as
           ------------------------
of the date hereof there is outstanding an acetone supply agreement between the Company and AALL, dated January 1, 1999, pursuant to which the Company supplies acetone to AALL, (ii) such supply agreement shall continue in full force and effect after the Effective Time in accordance with its terms and (iii) the Seller will obtain the consent and waiver from AALL, or the new owner of, or other successor in interest to, AALL (as appropriate) required to prevent such supply agreement from being terminated or subject to early termination by reason of consummation of the transactions contemplated by this Agreement.

     4.04. Sales and Trading Relationships. The parties hereto acknowledge that
           -------------------------------
as of the date hereof there are certain historical trading and sales relationships and arrangements between the Company and the Seller (or its Affiliates). The relationships and arrangements set forth in Schedule 4.04 shall
                                                             -------------
continue in full force and effect after the Effective Time in accordance with their respective terms. In the event that any such relationship or arrangement is not set forth on Schedule 4.04, the parties hereto agree that such
                    -------------
relationship or arrangement will continue after the Effective Time so long as it is mutually beneficial (or the Company or any party is contractually obligated) to do so.

     4.05. Litigation Support. Following the Closing, if any party to this
           ------------------
Agreement is a party to any Legal Proceeding (other than any Legal Proceeding for which indemnification may be sought under Article V or VII) in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on, prior to, or after the Closing Date, involving the Company or the Business, each other party will cooperate with the litigating party and its counsel, make available its personnel, and provide such testimony and reasonable access to its Books and Records as shall be necessary in connection with such Legal Proceeding, all at the sole cost and expense of the litigating party.

     4.06. Further Assurances.
           ------------------

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees, subject to its legal obligations, to use all best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using all best efforts to
(i) obtain the consents or approvals listed on Schedule 6.02(b) and Schedule
                                               ----------------     --------
6.03(b), including (x) filings under the HSR Act, including responses to
-------
requests for additional information, and (y) submissions of information requested by any Governmental

Entity and (ii) rectify any event or circumstance which would impede its consummation of the transactions contemplated hereby.

          (b) Except as required by law, no party will voluntarily cooperate with any Person which may hereafter seek to restrain or prohibit or otherwise oppose the transactions contemplated by this Agreement and each party will cooperate with the other party to resist any such effort to restrain or prohibit or otherwise oppose such transactions.

          (c) From the date of this Agreement until the Closing Date, the Seller shall cause the Company to prepare and deliver to the Purchaser current unaudited interim financial statements on a monthly basis in a form consistent with the unaudited interim financial statements referred to in Section 2.02(h).

     4.07. Insurance Protocol. The Seller and Purchaser will negotiate in good
           ------------------
faith an insurance protocol under which the Seller will reimburse the Purchaser or insurance carrier for insurance related expenses including self retained insurance, deductibles, claim handling costs of third party administrator(s), retrospective premiums and reserves for insurance relating to periods at or prior to the Effective Time.

                                   ARTICLE V
                                   ---------

                       PRODUCTS LIABILITY, ENVIRONMENTAL,
                       ----------------------------------
                  TAX AND EMPLOYEE MATTERS AND INDEMNIFICATIONS
                  ---------------------------------------------

     5.01. Products and Toxic Tort Liability and Indemnification.
           -----------------------------------------------------

          (a) Seller Indemnity. Subject to the provisions of Sections 7.03,
              ----------------
7.04, 7.05 and 7.07, the Seller shall be responsible to the Purchaser, the Company and the Subsidiaries with respect to and for the defense of, and shall defend and indemnify, and hold them harmless from all Losses arising out of, all Claims (including Claims by any third party, including from current and former Employees, for personal injury or economic loss), to the extent arising out of or relating to defects or alleged defects in, or caused or alleged to be caused by exposure to Hazardous Substances (other than asbestos) emanating from or migrating from any facility or from substances contained in or arising from, any of the Products or Raw Materials or any other substance or chemical ("Product Liability/Toxic Tort Claims") to the extent arising out of or relating to (i) the operation of the Business at or prior to the Effective Time, but excluding Product Liability/Toxic Tort Claims arising out of the operation of the Predecessor and Divested Businesses or the Retained Businesses, (ii) the operation of the Predecessor and Divested Businesses or (iii) the operation of the Retained Businesses.

          (b) Purchaser Indemnity. Subject to the provisions of Sections 7.03,
              -------------------
7.04, 7.05 and 7.07, the Purchaser shall be responsible to the Seller with respect to and for the defense of, and shall defend and indemnify, and hold it harmless from all Losses arising out of, all Product Liability/Toxic Tort Claims to the extent arising out of or relating to the operation of the Business after the Effective Time.

          (c) Allocation of Responsibility. With respect to, and for the defense
              ----------------------------
of and indemnification for any Product Liability/Toxic Tort Claim arising out of or relating to the operation of the Business partly prior to the Effective Time and partly after the Effective Time, the Seller and the Purchaser shall bear full or proportionate responsibility hereunder to the extent that the pre-Effective Time and post-Effective Time responsibilities for such Product Liability/Toxic Tort Claim can be ascertained under the applicable facts and circumstances (including the periods of exposure alleged in the Product Liability/Toxic Tort Claim) or pursuant to any applicable presumption contained in Section 5.02(h), but otherwise shall be allocated on a proportionate basis related to the respective periods of time (pre and post-Effective Time) such Product Liability/Toxic Tort Claim alleges such responsibility.

     5.02. Operations and Environmental Matters and Indemnifications.
           ---------------------------------------------------------

          (a) Seller Indemnity. Subject to the provisions of Sections 7.03,
              ----------------
7.04, 7.05 and 7.07, the Seller shall be responsible to the Purchaser, the Company and the Subsidiaries with respect to and for the defense of, and shall defend and indemnify, and hold them harmless from all Losses arising out of, (i) Environmental Claims (other than Product Liability/Toxic Tort Claims) by any third party (including claims related to occupational health and safety) to the extent that such arise out of or are related to the ownership or operation of the Company and the Subsidiaries at or prior to the Effective Time, whenever filed or asserted, and (ii) Environmental Claims and Claims (other than Product Liability/Toxic Tort Claims) and Remediations Required by Law arising out of or relating to (A) Releases of any Hazardous Substance occurring at or prior to the Effective Time in connection with the operation of the Business or the properties of the Company or the Subsidiaries (except to the extent such Releases are covered by the indemnification in Section 5.02(a)(ii)(C) or 5.02(a)(ii)(D)); (B) enforcement proceedings and penalty assessments arising out of violations of any Environmental Law as in effect as of the Effective Time in connection with the operation of the Business or the properties of the Company or the Subsidiaries at or prior to the Effective Time (except to the extent such proceedings or assessments are covered by the indemnification in Section 5.02(a)(ii)(C) or 5.02(a)(ii)(D)); (C) businesses previously conducted by the Company and the Subsidiaries, or by their predecessors in interest (including USX Corporation), whether or not divested by them to third Persons prior to the Effective Time (including the divestiture to Koppers Industries, Inc., the divestiture to Ashland, Inc., the divestiture to Mobil Chemical and the divestiture to Uniroyal Chemical Company, Inc.) (the "Predecessor and Divested Businesses"); (D) AALL and Avonite (the "Retained Businesses"); and (E) without limiting the generality of the foregoing, the shipment prior to the Effective Time by the Company or any of the Subsidiaries of any Hazardous Substance from the Real Property for treatment or disposal.

          (b) Purchaser Indemnity. Subject to the provisions of Sections 7.03,
              -------------------
7.04, 7.05 and 7.07, the Purchaser shall be responsible to the Seller with respect to and for the defense of, and shall defend and indemnify, and hold it harmless from all Losses arising out of, (i) Environmental Claims (other than Product Liability/Toxic Tort Claims) by any third party (including claims related to occupational health and safety) to the extent that such arise out of or are related to the ownership or operation of the Company and the Subsidiaries after the Effective Time, whenever filed or asserted, and (ii) Environmental Claims and Claims (other than Product Liability/Toxic Tort Claims) and Remediations Required by Law arising out of or relating to (x)

Releases of any Hazardous Substance occurring after the Effective Time in connection with the operation of the Business or the properties of the Company and the Subsidiaries or (y) enforcement proceedings and penalty assessments arising out of violations of any Environmental Law in connection with the operation of the Business or the properties of the Company or the Subsidiaries after the Effective Time (other than a violation of Environmental Laws as in effect as of the Effective Time attributable to a condition in place at the Effective Time or any violation of Environmental Laws in effect as of the Effective Time before the Effective Time which has continued after the Effective
Time). Provided, however, that the Purchaser shall have no indemnification
       --------  -------
obligation hereunder for any such Claim to the extent that (A) any such Environmental Claims are subject to an indemnification obligation of the Company to USX Corporation; (B) the Claim arises from exposure to Hazardous Substances Released prior to the Effective Time from the Business, the Real Property or the assets employed therein or thereon; (C) the Claim arises from Environmental Claims or Legal Proceedings indemnified by the Seller under Section 5.02(a) or
Section 7.02(a); (D) the Claim arises from and is directly attributable to Releases or violations of any Environmental Law which occurred prior to the Effective Time; (E) the Claim results from Environmental Claims arising from the shipment by the Company and the Subsidiaries prior to the Effective Time of any Hazardous Substances from the Real Property, or from any arrangement by the Company and the Subsidiaries prior to the Effective Time for the treatment or disposal at Off-Site Real Property of Hazardous Substances generated by the Company or the Subsidiaries, the Business or the Real Property; (F) the Claim arises from Environmental Claims related to enforcement proceedings or penalties relating to alleged violations of Environmental Laws that occurred prior to the Effective Time and resulted from operations of the Company, the Subsidiaries, the Business, the Predecessor and Divested Businesses or the use of the Real Property or the assets located thereon by the Company or any of the Subsidiaries; and (G) the Claim arises from Environmental Claims related to enforcement proceedings or penalties relating to alleged violations of Environmental Laws that occurred at any time and resulted from operations or assets used in or by the Retained Businesses.

          (c) Control of Remediation. In the event that any Remediation of any
              ----------------------
Real Property is subject to indemnification by the Seller pursuant to Section 5.02(a), the Purchaser shall control such Remediation, subject to the provisions of Sections 7.04 and 7.05.

          (d) Control of Other Claims. The Purchaser also shall control the
              -----------------------
defense of all other Claims and Environmental Claims which are subject to indemnification pursuant to Section 5.01(a) or 5.02(a), subject to the provisions of Sections 7.04 and 7.05, except that the Seller shall control all Claims and Environmental Claims concerning the Predecessor and Divested Businesses and the Retained Businesses, provided the Claim or Environmental Claim does not involve Remediation on Real Property.

          (e) Insurance. The Seller shall have the obligation to continue for a
              ---------
period of five (5) years following the Closing Date, at its sole expense, the One Hundred Million U.S. Dollars ($100,000,000) comprehensive insurance maintained by the Company as of the date of this Agreement (or comparable coverage) relating to the Business, in each case only to the extent that such insurance provides coverage for Product Liability/Toxic Tort Claims against the Company arising out of Pre-Closing Matters. The parties shall reasonably cooperate to facilitate the availability of such extended coverage and any other insurance coverage that the Seller may seek to obtain following the Closing Date in connection with its indemnification obligations under this Agreement.

          (f) No Admission of Liability. No provision of this Agreement shall
              -------------------------
constitute an admission of liability by either party as to Environmental Claims made by third Persons with respect to Hazardous Substances or compliance with Environmental Laws.

          (g) Transitional Matters. In order to facilitate an orderly transition
              --------------------
in operational responsibility for the Company, the Subsidiaries, the Business, the Real Property and the assets located thereon, the parties agree that, to the extent permitted by law:

              (i) The Purchaser shall provide timely notices to the respective Governmental Entities of the proposed change of ownership of the Company, and to the extent necessary, shall file timely applications for the modification, transfer or reissuance of all Environmental Permits required to operate the Business and use the Real Property and the assets located thereon. The Seller shall cooperate with the Purchaser in executing such documents as are reasonably necessary to permit such transfer, modification or reissuance of all required Environmental Permits.

              (ii) During the interim period from the Effective Time until the Environmental Permits are transferred, modified or reissued as provided in
Section 5.02(g)(i), to the extent allowed by law, the Seller authorizes the Purchaser and the Company to continue to operate under and use the existing Environmental Permits; provided, however, that the Purchaser and the Company
                       --------  -------
shall defend, indemnify and hold the Seller harmless from and against any (A) Environmental Claims arising from the operation of the Business or use of the Real Property or the assets located thereon after the Effective Time in violation of any such Environmental Permits or other applicable requirement; or
(B) Environmental Claims arising from allegations that continued operation following the Effective Time and prior to transfer, modification or reissuance of an Environmental Permit violates any applicable law.

              (iii) The Seller shall prior to or at the Effective Time deliver to the Purchaser any and all data, reports, information and test results in the possession of the Seller relating to the registration of any Product. The Seller acknowledges that the Purchase Price includes adequate compensation for use of that data or any other data previously submitted or used by or for the Seller in support of the registration of any substance or Product or the Business.

          (h) Presumptions. In any case where a provision contained in Section
              ------------
5.01(c) or this Section 5.02(h) provides for a presumption to be used in determining responsibility, such presumption shall be a rebuttable presumption which places the burden of going forward and the burden of persuasion upon the party upon whom the presumption applies. The presumption may be overcome by a preponderance of the evidence to the contrary. The parties further agree that the following presumptions will be used, when applicable, in allocating responsibility between the Seller and the Purchaser pursuant to Section 5.01(c) or this Section 5.02(h):

              (i) if a condition of the Environment that requires Remediation (an "Environmental Condition") or a Claim, for which, in either case, indemnification is sought pursuant to Section 5.01 or Section 5.02, involves a Product, Raw Material or Hazardous Substance that has not been used, generated or stored by the Purchaser, the Company or the Subsidiaries following the Effective Time, and is not a decomposition product of a Product, Raw Material or Hazardous Substance used, generated or stored by the Purchaser, the Company or the Subsidiaries following the Effective Time, then it shall be presumed that such Environmental Condition or the exposure or Environmental Condition which gave rise to the Claim arose prior to the Effective Time; and

              (ii) if the Environmental Condition or Claim, for which, in either case, indemnification is sought pursuant to Section 5.01 or Section 5.02, involves a Product, Raw Material or Hazardous Substance that was used, generated or stored by the Purchaser, the Company or the Subsidiaries following the Effective Time, or is a decomposition product of a Product, Raw Material or Hazardous Substance used, generated or stored by the Purchaser, the Company or the Subsidiaries following the Effective Time, but in either case was not used, generated or stored by the Company, the Subsidiaries, the Predecessor and Divested Businesses or the Retained Businesses at or prior to the Effective Time, then it shall be presumed that such Environmental Condition or the exposure or Environmental Condition which gave rise to the Claim arose after the Effective Time.

          (i) Enforcement Proceedings and Penalties. Where an enforcement
              -------------------------------------
proceeding or penalty relates to violations of Environmental Laws by the Company or any of the Subsidiaries committed both before and after the Effective Time, and some or all of the Losses related thereto are subject to indemnification pursuant to this Section 5.02, the costs of defense of any such proceeding and any penalty shall be apportioned between the parties according to the number, magnitude and seriousness of the violations of Environmental Law committed before or after the Effective Time (considering, among other factors, the manner in which the Governmental Entity calculated the penalty imposed).

     5.03. Tax Matters. The following provisions shall govern the allocation of
           -----------
responsibility as between the Purchaser and the Seller for certain tax matters following the Effective Time:

          (a) Tax Periods Ending on or Before the Effective Time. The Purchaser
              --------------------------------------------------
shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company or any Subsidiary for all periods ending on or prior to the Effective Time which are filed after the Effective Time. The Purchaser shall permit the Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Seller shall reimburse the Purchaser for Taxes of the Company or any Subsidiary with respect to such periods within fifteen (15) days after payment by the Purchaser, the Company or any Subsidiary of such Taxes.

          (b) Tax Periods Beginning Before and Ending After the Effective Time.
              ----------------------------------------------------------------
The Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company or any Subsidiary for Tax periods which begin before the Effective Time and end after the Effective Time. The Seller shall pay to the Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Effective Time. For purposes of this Section 5.03, in the case of any Taxes that are imposed on a periodical basis and are payable for a taxable period that includes (but does not end on) the Effective Time, the portion of such Tax which relates to the portion of such taxable period ending on the Effective Time shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Effective Time and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Effective Time. Any credits relating to a taxable period that begins before and ends after the Effective Time shall be taken into account as though the relevant taxable period ended on the Effective Time. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company or any Subsidiary to the extent reliance on such practices would not frustrate the intent of this Section 5.03.

          (c) Cooperation on Tax Matters.
              --------------------------

              (i) The Purchaser and the Seller shall, and the Seller shall cause the Company to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, Legal Proceeding or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit or Legal Proceeding and making Employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Seller agrees, and shall cause the Company to agree, (A) to retain all Books and Records with respect to Tax matters pertinent to the Company or any Subsidiary relating to any taxable period beginning before the Effective Time until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Seller, and extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such Books and Records, and, if the other party so requests, the Company or the Seller, as the case may be, shall allow the other party to take possession of such Books and Records.

              (ii) The Purchaser and the Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated under this Agreement).

              (iii) The Purchaser and the Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

          (d) Tax Sharing Agreements. All tax sharing agreements or similar
              ----------------------
agreements with respect to or involving the Company or the Subsidiaries shall be automatically terminated as of the Effective Time and, after the Effective Time, the Company and the Subsidiaries shall not be bound thereby or have any Liability thereunder.

          (e) Certain Taxes. All transfer, documentary, sales, use, stamp,
              -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Seller when due, and the Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

          (f) Liability for Taxes.
              -------------------

              (i) Subject to Article VII, from and after the Effective Time, the Seller shall be liable for and shall indemnify the Purchaser for (x) any Tax Liability arising from a breach of the representation and warranty in Section 2.02(l)(ix), and (y) all Taxes imposed on the Company or any Subsidiary or for which the Company or any Subsidiary may otherwise be liable for any taxable year or period that ends on or before the Effective Time and, with respect to any taxable year or period beginning before and ending after the Effective Time, the portion of such taxable year ending on and including the Effective Time, except for Taxes in an amount equal to the accrued and unpaid current Tax liabilities of the Company or any Subsidiary included in the Net Adjusted Working Capital Statement. The Seller shall be entitled to any refund of Taxes of the Company or any Subsidiary received for such periods or portions thereof for which the Seller is liable for Taxes, except with respect to those refunds credited in the Net Adjusted Working Capital Statement.

              (ii) Subject to Article VII, from and after the Effective Time, the Purchaser shall be liable for and indemnify the Seller for the Taxes of the Company or any Subsidiary for any taxable year or period that begins after the Effective Time and, with respect to any taxable year or period beginning before and ending after the Effective Time, the portion of such taxable year beginning after the Effective Time. The Purchaser shall be entitled to any refund of Taxes of the Company or any Subsidiary received for such periods or portions thereof for which the Purchaser is liable for Taxes.

          (g) Contest Provisions.
              ------------------

              (i) The Purchaser shall promptly notify Seller in writing upon receipt by the Purchaser or the Company of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may affect the tax liabilities of the Company or any Subsidiary for which the Seller would be required to indemnify the Purchaser pursuant to Section 5.03(f)(i), provided that failure to comply with this provision shall not affect
            --------
the Purchaser's right to indemnification hereunder. The Seller shall have the sole right to represent the Company's interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Effective Time, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, the Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of the Purchaser or the Company for any period after the Effective Time to any extent (including the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of the Purchaser. Such consent shall not be unreasonably withheld or delayed, and shall not be necessary to the extent that the Seller has indemnified the Purchaser against the effects of any such settlement.

              (ii) The Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Effective Time which may be the subject of indemnification by the Seller pursuant to Section 5.03(f)(i) and, with the written consent of the Purchaser, and at its sole expense, may assume the entire defense of such tax claim. Neither the Purchaser nor the Company may agree to settle any tax claim for the portion of the year or period ending on the Effective Time which may be the subject of indemnification by the Seller under Section 5.03(f)(i) without the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed.

          (h) Adjustment to Purchase Price. Any payment by the Purchaser or the
              ----------------------------
Seller under this Section 5.03 will be an adjustment to the Purchase Price.

    5.04. Employee Matters.
          ----------------

          (a) Except as otherwise set forth in this Section 5.04, the Seller shall retain responsibility for the compensation and benefits of any person who was previously an Employee and who is not an Employee at the Effective Time, but only with respect to compensation and benefits attributable to employment prior to the Effective Time. Subject to Article VII, the Seller shall be responsible to the Purchaser, the Company and the Subsidiaries with respect to and for the defense of, and shall indemnify, defend and hold them harmless from, all Claims arising out of or relating to the employment prior to the Effective Time of any person who is not an Employee at the Effective Time.

          (b) Except as set forth in this Section 5.04, but subject to Article VII, the Purchaser shall be responsible to the Seller with respect to and for the defense of, and shall indemnify, defend and hold it harmless from, all Claims arising out of or relating to (i) the employment by the Company or the Subsidiaries of any person on and after the Effective Time and (ii) any Claims made by any Employee with respect to any payment that is required to be made by the Company or any Subsidiary to such Employee under the Worker Adjustment and Retraining Notification Act or any similar state, local or applicable foreign law as a result of such Employee's termination on or prior to the Effective Time at the request of the Purchaser.

          (c) Prior to the Effective Time, the Seller shall (x) cause The Aristech Salaried Pension Plan (the "Salaried Pension Plan"), and its related trust, to be adopted and assumed by a party other than the Company and (y) cause the Salaried Pension Plan to be further amended, with respect to each Employee who is otherwise a participant in the Salaried Pension

Plan prior to the Effective Time, to provide that continued employment with the Company and the Subsidiaries on and after the Effective Time shall, for purposes of determining:

              (i) whether such Employee has a sufficient number of years of service and/or a sufficient number of years of age so as to be eligible to commence to receive benefits thereunder prior to "normal retirement" (as defined under the Salaried Pension Plan), and

              (ii) any adjustments to such Employee's accrued benefit as otherwise determined immediately prior to the Effective Time (but not for purposes of accruing any further benefit) under the Salaried Pension Plan (and specifically for purposes of determining whether such Employee qualifies for subsidized early retirement benefits), and for no other purposes under the Salaried Pension Plan, continue to be taken into account under the Salaried Pension Plan to the same extent as if the sale of the Shares to the Purchaser pursuant to Section 1.01 did not occur. Neither the Company nor the Purchaser shall have any liability or responsibility with respect to the Salaried Pension Plan on or after the Effective Time. In consideration of the foregoing, the Purchase Price shall be reduced by reducing the Initial Payment by Four Million U.S. Dollars ($4,000,000). As a condition to such reduction of the Initial Payment, the Purchaser and the Company shall cause Employees who are participants in the Salaried Pension Plan, and who become participants in a tax-qualified defined benefit pension plan maintained by the Purchaser, to be credited with additional accrued benefits under the Purchaser's plan, having an aggregate present value cost (as determined using the interest rate, mortality and other relevant assumptions in effect with respect to the Purchaser's plan as of the Closing Date) of no less than Four Million U.S. Dollars ($4,000,000), for the purpose of reducing any loss of anticipated benefits under the Salaried Pension Plan on account of such Employees' not having future compensation increases taken into account with respect to benefits otherwise earned under the Salaried Pension Plan prior to the Effective Time.

          (d) Subject to prior compliance with all applicable collective bargaining requirements relating to the cessation of future benefit accruals thereunder (as further described in this subsection (d)) by employees of AALL,
(x) the Seller shall cause each of the Aristech Chemical Corporation Novamont Hourly Pension Plan (the "Novamont Pension Plan") and the Novamont Inc. Retirement Plan (the "Novamont Retirement Plan") to be amended so as to provide that AALL employees shall earn no additional benefits under either such plan on or after the Effective Time, (y) the Company shall retain liability and responsibility for the Novamont Pension Plan, and its related trust, and the Novamont Retirement Plan, and its related trust, on and after the Effective Time and (z) the Seller shall not have any liability or responsibility with respect to either the Novamont Pension Plan or the Novamont Retirement Plan on or after the Effective Time. In consideration therefor, and subject to such aforementioned compliance with all applicable collective bargaining requirements, the Purchase Price shall be reduced by reducing the Initial Payment by One Million Three Hundred Thousand U.S. Dollars ($1,300,000).

          (e) The Company shall retain liability and responsibility for the Aristech Chemical Corporation Hourly Pension Plan, Neville Island/Tarben (the "Steelworkers' Plan"), and its related trust, and the Seller shall not have any liability or responsibility with respect thereto on or after the Effective Time. In consideration therefor, the Purchase Price shall be reduced by reducing the Initial Payment by Five Hundred Fifty Thousand U.S. Dollars ($550,000).

          (f) This Section 5.04(f) sets forth the parties' agreement with respect to retiree health and other post-retirement welfare benefits.

              (i) The Seller shall retain, assume or cause to be assumed all responsibility and liability for post-retirement health and other welfare benefit obligations (which shall include post-retirement life insurance) under the Company's existing medical and life insurance programs (other than any responsibility or liability under COBRA) on account of (x) any person who is or was a Non-Union Employee and who does not remain an Employee on the Effective Time, (y) any person who is a Non-Union Employee (other than such a person who is one of the 48 Employees identified pursuant to Section 5.04(i) as an Employee to be retained only for a transition period not to exceed sixty (60) days following the Effective Time) and who qualifies for benefits under such programs, and actually voluntarily retires within thirty (30) days after the Effective Time or (z) any Non-Union Employee who is one of the 48 Employees identified pursuant to Section 5.04(i) as an Employee to be retained only for a transition period not to exceed sixty (60) days following the Effective Time and who is in fact retained for not more than such sixty (60) day period and who qualifies for benefits under such programs, but in each such case, only with respect to benefits attributable to employment prior to the Effective Time as a Non-Union Employee, and neither the Company nor the Purchaser shall have any responsibility or liability with respect thereto on or after the Effective Time.

              (ii) The Company shall retain all responsibility and liability for post-retirement health and other welfare benefit obligations on account of any person who is a Non-Union Employee on the Effective Time, and the Seller shall not have any responsibility or liability with respect thereto on or after the Effective Time (except for any Non-Union Employee described in subclauses
(y) and (z) of the foregoing clause (i), with respect to whom the Seller shall have responsibility and liability, but only to the extent so provided in such clause (i)). On account of the Company's retention of such post-retirement welfare benefit obligations, the Purchase Price shall be reduced by reducing the Initial Payment by Five Million U.S. Dollars ($5,000,000). The parties agree that they shall, five (5) years after the Effective Time, determine whether there has then been any reduction in the benefits provided under the Purchaser's (which, for purposes of this clause (ii) shall include the Company's and each Subsidiary's) post-retirement welfare benefit plans (which shall include post-retirement life insurance) to below the level of comparable benefits offered by the Company and the Subsidiaries to Non-Union Employees immediately prior to the Closing Date. The present value of any such reduction in the Purchaser's post-retirement welfare benefit obligations on account of persons who were active Non-Union Employees after the Effective Time (but not more than Five Million U.S. Dollars ($5,000,000)) shall be promptly refunded to the Seller. For purposes of this clause (ii), all determinations of present value shall be made in accordance with the actuarial assumptions then used by the Purchaser for purposes of determining its liability under Financial Accounting Standard 106.

              (iii) The Company shall retain all responsibility and liability for post-retirement health and other welfare benefit obligations (which shall include post-retirement life insurance) on account of (x) any person who is a Union Employee on the Effective Time and (y) any person who is or was a Union Employee and who does not remain an Employee on the Effective Time, and the Seller shall not have any responsibility or liability with respect thereto on or after the Effective Time. On account of the Company's retention of such post-retirement welfare benefit obligations, the Purchase Price shall be reduced by reducing the Initial Payment by Three Million Six Hundred Forty Seven Thousand U.S. Dollars ($3,647,000).

          (g) The Company shall retain responsibility for severance benefits (including (x) with respect to the seven executive Employees set forth on
Schedule 5.04(g), all lump sum amounts otherwise payable on account of
----------------
termination of employment, pursuant to Paragraph 4 of each such Employee's existing employment contract with the Company (the "Employment Contract"), and
(y) with respect to the other 41 Employees set forth on Schedule 5.04(g), the
                                                        ----------------
"Enhanced Severance" otherwise provided under such Employee's existing offer and agreement with the Company relating to retention incentives, enhanced severance payments and, and in certain cases, transaction incentives (the "Employment Letter Agreement")), and the Seller shall (except as otherwise provided in this subsection (g)) not have any responsibility or liability with respect thereto on or after the Effective Time, provided, however, that the Seller shall promptly
                             --------  -------
reimburse the Company or Purchaser for not more than Fifteen Million U.S. Dollars ($15,000,000) of severance benefits paid to Employees terminated (x) at the Effective Time, (y) prior thereto at the Purchaser's request or (z) after the Effective Time, but only with respect to any of the 48 Employees identified pursuant to Section 5.04(i) as Employees to be retained only for a transitional period not to exceed sixty (60) days following the Effective Time, and only to the extent that such a person is in fact retained for not more than such sixty
(60) day period.

          (h) The Company has (x) with respect to the seven executive Employees set forth on Schedule 5.04(g), pursuant to the provisions of Paragraph 5 of each
             ----------------
such Employee's Employment Contract, and (y) with respect to the other 41 Employees set forth on Schedule 5.04(g), pursuant to the "Retention Incentive"
                       ----------------
otherwise provided under each such Employee's Employment Letter Agreement, obligated itself to make a specified payment to each such Employee, separate and apart from any severance payment otherwise described in the foregoing subsection
(g), (a "Retention Payment") if (i) such person remains an Employee for a one year period ending on the first anniversary of the date as of which that person's Employment Contract or Employment Letter Agreement, as the case may be, was entered into (the "Retention Period") or (ii) such person's employment is terminated by the Company prior to the end of such person's Retention Period. (For purposes of this subsection (h), such aforementioned provisions of such Employment Contract or Employment Letter Agreement, as the case may be, are hereafter referred to as the "Retention Agreement.") The Company shall retain full legal responsibility to make all Retention Payments otherwise due under the Retention Agreements, in accordance with their terms, subject to the obligation of the Seller to pay or reimburse the Company for all (or a portion) of such Retention Payments, as set forth in the following provisions of this Section 5.04(h). The Seller shall promptly pay or reimburse the Company for the full amount of any such Retention Payment made on account of termination of employment before the Effective Time, other than such a termination before the Effective Time that is specifically requested by the Purchaser, in which event the Seller shall not (except to the extent otherwise provided in the following provisions of this Section 5.04(h)) pay or reimburse the Company for any portion of such Retention Payment. Except as further set forth herein with respect to the seven executive Employees of the Company identified on Schedule
                                                                      --------
5.04(g), the Seller, on the one hand, and the Company, on the other hand, shall
-------
share the cost of any such Retention Payment otherwise payable (i) upon termination of employment at or after the Effective Time (or at the Purchaser's request before the Effective Time) and prior to the end of the Retention Period or (ii) upon remaining employed through the end of the Retention Period, with the Seller's portion of the obligation (for which amount the Seller shall promptly pay or reimburse the Company) being the same proportion of the entire such Retention Payment as the number of days between the date as of which such person's Retention Agreement was entered into and the Effective Time (or, if the date of such person's termination of employment occurs prior to the Effective Time, the same proportion as the number of days between the date as of which such person's Retention Agreement was entered into and such person's date of termination of employment) bears to 365. The Seller shall promptly pay or reimburse the Company for the full amount of the Retention Payments otherwise due under the Retention Agreements with respect to each of such seven executive Employees, if the employment of the executive Employee is terminated prior to the Effective Time or within the first sixty (60) days following the Effective Time. If such executive Employee's employment is terminated more than sixty (60) days following the Effective Time, the Seller shall be responsible for the same proportion of the Retention Payment under such executive Employee's Retention Agreement (and shall similarly promptly pay or reimburse the Company for such proportionate amount of such Retention Payment) as otherwise determined under the second preceding sentence with respect to a person who is not an executive Employee, and the Company shall be responsible for the remainder.

          (i) The Purchaser will advise the Seller not less than five (5) Business Days before the Closing Date which of the 48 Employees referred to in
Schedule 5.04(g) it intends to retain in the Company's employment beyond the
----------------
Closing Date, and which of those will be retained only for a transition period not to exceed sixty (60) days. With respect to each of such seven executive Employees identified on Schedule 5.04(g) who remains an Employee on the
                        ----------------
Effective Time, (x) the Purchaser hereby (i) accepts a full and complete assignment of such executive Employee's Employment Contract and (ii) agrees to discharge all obligations to the executive Employee thereunder and (y) to the extent not otherwise addressed by this Section 5.04, the Seller shall promptly pay or reimburse the Purchaser for all amounts which the Purchaser shall thereafter otherwise be required to pay to such executive Employee pursuant to the terms of such Employment Contract, other than compensation and benefits which are otherwise due and owing to such executive Employee on account of employment on and after the Effective Time pursuant to the provisions of Section 3 of such Employee's Employment Contract, all of which compensation and benefits shall be the sole and exclusive obligation and responsibility of the Purchaser and the Company.

          (j) The Seller shall be solely responsible for (i) the payment of all entitlements under any Equity-Based Compensation Plan, as determined under the terms as in effect prior to the Effective Time of such Equity-Based Compensation Plan; (ii) any incentive bonus or other payment measured by, or conditioned upon, consummation of the transactions contemplated by this Agreement (including
(x) with respect to the seven executive Employees set forth on Schedule 5.04(g),
                                                               ----------------
all amounts otherwise payable pursuant to Paragraph 6 of each such Employee's Employment Contract, and (y) with respect to the other 41 Employees set forth on Schedule 5.04(g), the "Transaction Incentives" otherwise
                       ----------------
provided under each such Employee's Employment Letter Agreement), as determined under the terms as in effect prior to the Effective Time, of the Plan (or Employment Contract or Employment Letter Agreement, as the case may be) otherwise providing for such bonus or other payment; and (iii) any workers' compensation claims relating to an occurrence, disease or disability incurred prior to the Effective Time.

          (k) The Seller has retained the liability for payment of all benefits with respect to (i) the Aristech Chemical Corporation 1996 Supplemental Pension Plan (the "SPP"), (ii) the Amended and Restated Aristech Chemical Corporation Excess Benefit Plan, (iii) the Aristech Chemical Corporation Deferred Compensation Plan (the "Aristech Deferred Compensation Plan"), (iv) the USS Novamont Deferred Compensation Plan, (v) the release and settlement agreement between Aristech and claimants under the USS Novamont Deferred Compensation Plan, (vi) the Aristech Chemical Corporation Executive Life Insurance Plan,
(vii) the Aristech Chemical Corporation Executives Individual Long Term Disability Plan, (viii) the Aristech Chemical Corporation Long Term Disability Plan and (ix) Items 360580 and 360581 on the general ledger balance sheet of the Company as of September 30, 2000, and neither the Company nor the Purchaser shall have any liability or responsibility with respect thereto on or after the Effective Time, and with respect to the aforementioned items (i) through (viii) the Seller shall cause all such Plans to be assumed by an entity other than the Company or the Purchaser. Prior to the Effective Time, the Seller shall cause the "rabbi" trust agreement between the Company and Wachovia Bank of North Carolina, N.A., which trust is a potential source of payment of benefits otherwise due under the SPP and the Aristech Deferred Compensation Plan, to be adopted and assumed by a party other than the Company, and neither the Company nor the Purchaser shall have any control over such trust on or after the Effective Time.

          (l) Subject to prior compliance with all applicable collective bargaining requirements relating to the change in legal sponsor (as further described in this subsection (l)), the Seller shall, prior to the Effective Time, (x) cause the Aristech Chemical Corporation Defined Contribution Pension Plan, and its related trust, to be adopted and assumed by a party other than the Company and (y) cause the account balances with respect to all Employees under the Aristech Chemical Corporation Defined Contribution Plan, and the associated asset amount held under its related trust, to be transferred, in accordance with the requirements of Section 414(l) of the Code to a separate plan, and such separate plan's related trust, which plan and trust are sponsored and maintained by a party other than the Seller. Neither the Company nor the Purchaser shall have any liability or responsibility on or after the Effective Time with respect to the Aristech Chemical Corporation Defined Contribution Plan. The Seller shall not have any liability or responsibility with respect to the accounts and related assets so transferred.

          (m) Prior to the Effective Time, the Seller shall cause the account balances with respect to AALL employees under The Aristech Savings Plan, and the associated asset amount held under its related trust, to be transferred, in accordance with the requirements of Section 414(l) of the Code to a separate plan, and such separate plan's related trust, which plan and trust are sponsored and maintained by a party other than the Company. Neither the Company nor the Purchaser shall have any liability or responsibility with respect to the accounts and related assets so transferred. The Seller shall not have any liability or responsibility with respect to The Aristech Savings Plan, and its related trust, on or after the Effective Time.

          (n) The Company shall retain liability and responsibility for Items 334101, 334201, 334301, 335100 and 335200 on the general ledger balance sheet of the Company as of September 30, 2000, and the Seller shall not have any liability or responsibility with respect thereto on or after the Effective Time.

          (o) If, prior to the Effective Time, the Company or the Subsidiaries make any payments to Employees who are terminated on or prior to the Effective Time at the Purchaser's request in order to comply with the Worker Adjustment and Retraining Notification Act or any similar state, local or applicable foreign law, the Purchaser shall cause the Company to reimburse the Seller, within five (5) Business Days after the Effective Time, an amount equal to the aggregate amount of any such payments made to such terminated Employees.

          (p) Except to the extent otherwise addressed in the foregoing provisions of this Section 5.04, the Company and the Subsidiaries shall retain responsibility for, and sponsorship of, all Plans otherwise in effect immediately prior to the Effective Time and then sponsored by the Company and the Subsidiaries, together with responsibility for the payment of all benefits thereunder or with respect thereto.

          (q) For Japanese and United States federal, state and local Tax purposes, any reimbursement made by the Seller to the Company pursuant to
Section 5.04(a), (g) or (h) shall be treated as a refund to the Purchaser of a portion of the Purchase Price paid to the Seller for the Shares.

                                   ARTICLE VI
                                   ----------

                                   CONDITIONS
                                   ----------

     6.01. Conditions to the Obligations of Each Party. The obligations of each
           -------------------------------------------
party hereto to consummate the Share Purchase and any other related transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) HSR and Other Antitrust. Any applicable waiting period (and any
              -----------------------
extension thereof) applicable to the Share Purchase under the HSR Act shall have expired or been terminated and any approvals under the Foreign Antitrust Laws shall have been granted.

          (b) Litigation. No Order nor any statute, rule or regulation
              ----------
promulgated or enacted by any Governmental Entity shall be in effect, which would prevent the consummation of the transactions contemplated by this Agreement.

     6.02. Conditions to the Obligations of the Purchaser. The obligation of the
           ----------------------------------------------
Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by the Purchaser in writing:

          (a) Representations and Warranties; Covenants. The representations and
              -----------------------------------------
warranties of the Seller set forth in this Agreement to the extent qualified by materiality or by reference to a Company Material Adverse Effect shall be true and correct in all respects and, to the extent not so qualified, shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date with the same effect as though made as of the Closing Date; and the Purchaser shall have received a certificate dated as of the Closing Date and signed by an officer of the Seller to this effect and stating that the Seller has complied in all material respects with the covenants and agreements herein to be performed by it prior to or at the Closing.

          (b) Requisite Authorizations and Approvals. The Seller shall have
              --------------------------------------
obtained and delivered to the Purchaser all material consents of third Persons (including that required under Section 4.03) and Governmental Entities necessary for the consummation of the transactions contemplated by this Agreement as set forth on Schedule 6.02(b).
         ----------------

          (c) Resignation of Directors and Officers. The Seller shall have
              -------------------------------------
delivered or shall have caused to be delivered to the Purchaser evidence reasonably satisfactory to the Purchaser of the resignations of all existing directors and officers of each of the Company and the Subsidiaries effective as of the Closing Date, except for those officers designated in writing by the Purchaser no less than five (5) Business Days prior to the Closing Date.

          (d) Deliveries. The Seller shall have delivered or shall have caused
              ----------
to be delivered to the Purchaser at or prior to Closing (unless otherwise set forth herein) the following:

              (i) certificates representing the Shares duly endorsed to the Purchaser or accompanied by stock powers duly executed in blank as set forth in
Section 1.03;

              (ii) the corporate seal, minute books and stock transfer books of the Company and each Subsidiary, their other Books and Records and keys or combinations to all safes and safe deposit boxes maintained by each; and

              (iii) a certificate of the General Manager of the Corporate Administration Department of the Seller certifying the due authorization of this Agreement and the transactions contemplated hereby.

          (e) Other Agreements. The Seller shall have executed and delivered to
              ----------------
the Purchaser the (i) Margin Hedge Agreement and (ii) the Offtake Agreement substantially in the form of Exhibit F attached hereto.
                             ---------

          (f) Notice in Accordance With Sections 897 and 1445 of the Code. In
              -----------------------------------------------------------
accordance with U.S. Treasury Regulation Sections 1.445-2(c)(3) and 1.897-2(h), the Seller shall have received written notice, in the form of Exhibit G attached
                                                              ---------
hereto, from the Company, dated the Closing Date and signed by the Chief Financial Officer of the Company, to the effect that the Seller's interest in the Company does not constitute a U.S. real property interest, and the Seller shall have caused the Chief Financial Officer of the Company to forward original copies of the signed notice to the Seller, the Purchaser and the U.S. Internal Revenue Service, with the copy to the U.S. Internal Revenue Service sent to the Assistant Commissioner (International), Director,

Office of Compliance, OP:1:C:E:666, 950 L'Enfant Plaza South, SW, COMSAT Building, Washington, D.C. 20024.

     6.03. Conditions to Obligations of the Seller. The obligation of the Seller
           ---------------------------------------
to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by the Seller in writing:

          (a) Representations and Warranties; Covenants. The representations and
              -----------------------------------------
warranties of the Purchaser set forth in this Agreement to the extent qualified by materiality shall be true and correct in all respects and, to the extent not so qualified, shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date with the same effect as though made as of the Closing Date; and the Seller shall have received a certificate dated as of the Closing Date and signed by an officer of the Purchaser to this effect, and stating that the Purchaser has complied in all material respects with the covenants and agreements herein to be performed by it prior to or at the Closing.

          (b) Requisite Authorizations and Approvals. The Purchaser shall have
              --------------------------------------
obtained and delivered to the Seller all material consents of third Persons and Governmental Entities necessary for the consummation of the transactions contemplated by this Agreement as set forth on Schedule 6.03(b).
                                               ----------------

          (c) Deliveries. The Purchaser shall have delivered or shall have
              ----------
caused to be delivered to the Seller at or prior to the Closing the following:

              (i)   the Adjusted Initial Payment;

              (ii)  the Estimated Inventory Payment; and

              (iii) a certificate of the corporate secretary of the Purchaser attaching a certified copy of the resolutions duly adopted by the Board of Directors of the Purchaser (which shall be in full force and effect as of the Effective Time) authorizing this Agreement and the transactions contemplated hereby.

                                  ARTICLE VII
                                  -----------

                                INDEMNIFICATION
                                ---------------

    7.01. Survival of Representations, Warranties and Agreements.
          ------------------------------------------------------

          (a) All covenants and agreements in this Agreement which have not been fully performed by the Effective Time shall survive the Share Purchase irrespective of the passage of time. All representations and warranties contained in this Agreement shall survive the Closing and shall thereafter terminate and expire on the second anniversary of the Closing Date, except for those contained in (i) Section 2.02(q) (Environmental Matters), which shall terminate and expire on the fourth anniversary of the Closing Date, (ii) Section 2.02(p), 5.03(f)(i) and 5.03(f)(ii) (Taxes), which shall terminate and expire on the expiration of the applicable statute of limitations period, and (iii) Section 2.02(c) (Title to Shares) which shall survive the Closing Date irrespective of the passage of time, with respect to any claim for indemnification under this Agreement based upon, arising out of or otherwise in respect of any fact or circumstance of which the party asserting the claim shall not have given an Indemnity Notice on or prior to such date to the party against which such claim is asserted, and thereafter no party shall have any liability in respect of any claim in respect of which such an Indemnity Notice shall not have been given on or prior to such date.

          (b) The parties agree that neither a defense of a statute of limitations otherwise applicable or a defense of laches may be asserted by either party against the other within the applicable time limits provided in this Article VII for the presentation of any Indemnity Notice by either party to the other.

    7.02. Indemnification.
          ---------------

          (a) Indemnification by the Seller. The Seller hereby agrees, subject
              -----------------------------
to Sections 7.03, 7.04, 7.05 and 7.07, to indemnify, defend and hold the Purchaser, the Company and each of the Subsidiaries harmless from and against:

              (i) Other than Losses specifically addressed in Article V or Sections 7.02(a)(ii) and (iii), and subject to Section 7.01, any and all Losses arising out of or resulting from Claims in connection with any misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or obligation made, undertaken, assumed or required to be assumed by the Seller under or pursuant to this Agreement; and

              (ii) Other than Losses specifically addressed in Section 5.01(a) or 5.02(a), any and all Losses arising out of or resulting from Claims against the Purchaser, the Company or the Subsidiaries relating to any matters arising out of any indemnification or similar provision under any contract (including any Material Contract) or other agreement pursuant to which (x) the Company purchased any business, division, product line or assets from any third Person (including from USX Corporation) and (y) any sale or disposition was made of any previously owned business, including any subsidiary, division, business or product line formerly owned or operated by the Company or the Subsidiaries or any predecessor of any of them, but not presently so owned or operated by any of them, including the Predecessor and Divested Businesses; and

              (iii) Other than Losses specifically addressed in Section 5.01(a) or 5.02(a), any and all Losses arising out of or resulting from Claims incurred by the Purchaser, the Company or the Subsidiaries in connection with any indemnification or similar provision under any contract or other agreement relating to the disposition of, or relating to the businesses conducted and assets used by, the Retained Businesses; and

              (iv) Any and all Losses arising out of or resulting from the operation of the Business at or prior to the Effective Time (for example, third party contract, insurance, asbestos exposure or other liability Claims), except to the extent otherwise specifically addressed in Article V or this Article VII or as specifically assumed by the Purchaser as a retained obligation of the Company under this Agreement.

          (b) Indemnification by the Purchaser. The Purchaser hereby agrees,
              --------------------------------
subject to Sections 7.03, 7.04, 7.05 and 7.07, to indemnify, defend and hold the Seller harmless from and against:

              (i)   Other than Losses specifically addressed in Article V and
Section 7.02(b)(ii), and subject to Section 7.01, any and all Losses arising out of or resulting from Claims in connection with any misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or obligation made, undertaken, assumed or required to be assumed by the Purchaser under or pursuant to this Agreement; and

              (ii) Any and all Losses arising out of or resulting from any Claims incurred by the Seller in connection with the Company's failure to pay when due or otherwise honor its obligations under the Notes and the trust indenture pursuant to which the Notes were issued to the extent that any such failure of payment or performance arose after the Effective Time, or as a result of the Company's failure to pay when due or otherwise honor its obligations with respect to any other Liabilities in respect of which the Initial Payment has been reduced as set forth in Sections 1.08 and 5.04; and

              (iii) Any and all Losses arising out of or resulting from the operation of the Business following the Effective Time (for example, third party contract, insurance, asbestos exposure or other liability Claims), except to the extent otherwise specifically addressed in Article V or this Article VII.

          (c) Right of Set-Off. To enforce its rights to indemnification under
              ----------------
Article V or this Section 7.02, the Purchaser shall be entitled to exercise all remedies provided by law and in equity and in addition thereto shall be entitled to exercise a right of set-off with respect to any payment it may be obligated to make to the Seller pursuant to the Deferred Payments, either before or after seeking direct payment from the Seller with respect to an Indemnity Notice, to the full extent of any amount not reimbursed by Seller and to which the Purchaser would be entitled to indemnification hereunder as set forth in Article V or this Section 7.02, but only to the extent of any Loss awarded to the Purchaser in any final and nonappealable arbitration award or Order of any court having proper jurisdiction.

          (d) Release of Certain Claims.
              -------------------------

              The Seller (A) hereby releases, waives and forever discharges the Company and the Subsidiaries from any obligation to contribute to its Losses or indemnify the Seller for Losses, and (B) hereby agrees that it will not be entitled to contribution from, or indemnification by, the Company and the Subsidiaries, under their certificates of incorporation, charter documents or by-laws, this Agreement, applicable laws or otherwise, in each case in respect of amounts indemnified by the Seller to the Purchaser, the Company or the Subsidiaries from and after the Effective Time (including under Section 7.02(a) of this Agreement). The Seller also agrees that it will not make, or permit to be made, any Claim against any directors' and officers' insurance policy maintained or to be maintained by the Company in respect of amounts due from any Seller to the Purchaser, the Company or the Subsidiaries from and after the Effective Time, if the carrier of such insurance policy would have any right of subrogation against the Company in respect of such Claim.

     7.03. Specific Indemnification Limitations. Anything to the contrary in
           ------------------------------------
this Agreement notwithstanding, the following time and dollar limitations shall apply to the indemnification obligations of the parties pursuant to this
Agreement:

          (a) No indemnification for matters covered by this Agreement, individually or in the aggregate (other than under Section 5.01(a)(iii), 5.02(a)(ii)(D) or 5.03), to be paid by the Seller to the Purchaser, the Company or the Subsidiaries, on the one hand, or to be paid by the Purchaser to the Seller, on the other hand, shall exceed the Initial Payment of Five Hundred Eighty-One Million U.S. Dollars ($581,000,000) (the "Overall Cap"). Subject to the Overall Cap, the indemnities set forth in this Agreement shall have the specific deductibles, pass throughs, subcaps and other limitations as set forth in this Article VII.

          (b) With respect to indemnification pursuant to Sections 5.02(a)(i) and 5.02(a)(ii)(A), (B) and (E), the aggregate liability of the Seller to the Purchaser, the Company and the Subsidiaries shall not exceed One Hundred Million U.S. Dollars ($100,000,000); no claim for indemnification with respect thereto may be asserted following the expiration of twenty-five (25) years from the Effective Time; and no indemnification shall be claimed by the Purchaser, the Company or the Subsidiaries, in the aggregate against the Seller, unless the aggregate amount of Losses shall exceed the sum of Twenty Million U.S. Dollars ($20,000,000), and in such event, the right of indemnification from the Seller shall only be with respect to Losses in excess of such sum. The parties acknowledge that in exchange for such deductible basket, the Purchase Price shall be reduced by reducing the Initial Payment by an amount of Sixteen Million U.S. Dollars ($16,000,000).

          (c) With respect to indemnification pursuant to Section 5.01(a)(i), the aggregate liability of the Seller to the Purchaser, the Company and the Subsidiaries shall not exceed One Hundred Fifty Million U.S. Dollars ($150,000,000); it being understood that such indemnification is in excess of any insurance proceeds paid under the One Hundred Million U.S. Dollars ($100,000,000) insurance coverage against Product Liability/Toxic Tort Claims arising out of exposure prior to the Effective Time to be maintained at the expense of the Seller as set forth in Section 5.02(e) and that any payment made on account of any deductible in respect of such insurance coverage shall first be applied to the Three Million U.S. Dollars ($3,000,000) deductible set forth below in this Section 7.03(c) and then to the Seller's indemnity obligation hereunder; no claim for indemnification with respect thereto may be asserted following the expiration of thirty (30) years from the Effective Time, during which period the Seller will bear full responsibility during the first twenty
(20) years and thereafter the Seller will bear responsibility for claims made during the next ten (10) years on a declining basis at the rate of ten percent (10%) per year; and no indemnification shall be claimed by the Purchaser, the Company or the Subsidiaries, in the aggregate against the Seller, unless the aggregate amount of Losses shall exceed the sum of Three Million U.S. Dollars ($3,000,000), and in such event, the right of indemnification from the Seller shall only be with respect to Losses in excess of such sum. The parties acknowledge that in exchange for such deductible basket, the Purchase Price shall be reduced by reducing the Initial Payment by an amount of One Million Five Hundred Thousand U.S. Dollars ($1,500,000).

          (d) With respect to indemnification pursuant to Sections 5.01(a)(ii) and 5.02(a)(ii)(C), the aggregate liability of the Seller to the Purchaser, the Company and the Subsidiaries shall not exceed the Overall Cap and no claim for indemnification with respect thereto (except with regard to Product Liability/Toxic Tort Claims, with respect to which there shall be no time limit) may be asserted following the expiration of fifty (50) years from the Effective Time.

          (e) With respect to indemnification pursuant to Section 5.01(a)(iii) or 5.02(a)(ii)(D), there shall be no time limit during which claims with respect thereto may be asserted following the Closing Date.

          (f) With respect to any Losses arising out of breaches of representations and warranties related to title to the Shares, and with respect to Losses arising out of a breach of any covenants related to title to the Shares, the aggregate liability of the Seller hereunder shall not exceed the Overall Cap.

          (g) With respect to indemnification pursuant to Section 7.02(a)(i) or 7.02(b)(i) in connection with any misrepresentation or breach of warranty, the aggregate liability of any Indemnitor to the Indemnitees shall not exceed One Hundred Million U.S. Dollars ($100,000,000); and no indemnification shall be claimed by any Indemnitee against any Indemnitor unless the aggregate amount of Losses shall exceed the sum of One Million U.S. Dollars ($1,000,000), and in such event, the right of indemnification from the Indemnitor shall only be with respect to Losses in excess of such sum.

          (h) With respect to indemnification pursuant to Section 7.02(a)(iv) or 7.02(b)(iii), the aggregate liability of any Indemnitor to the Indemnitees shall not exceed the Overall Cap. No claim for indemnification with respect thereto may be asserted following the expiration of three (3) years (or, in the case of claims relating to exposure to asbestos, fifty (50) years) from the Effective Time.

     7.04. Additional Limitations on Indemnification for Environmental Matters.
           -------------------------------------------------------------------

          (a) Indemnification pursuant to Section 5.01, 5.02 or 7.02(a) (to the extent indemnifiable Losses arise pursuant to Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety) shall only be available to the extent that the Losses for which indemnification is sought are Commercially Reasonable Expenses.

          (b) With respect to Remediation, indemnification pursuant to Section
5.02 or 7.02(a) shall only be available to the extent that such Remediation is Required by Law and only to the extent necessary to comply with cleanup standards of Environmental Laws achievable at the least cost which are acceptable to the relevant Governmental Entities and which do not unreasonably interfere with the operation of the Business. The Purchaser shall supply all consents, including deed restrictions restricting future use of the affected property to industrial uses, necessary to accomplish such Remediation. In the event that the Purchaser chooses to undertake a more costly Remediation, the indemnification shall be available only to the extent of the least costly Remediation which satisfies the requirements of the first sentence of this
Section 7.04(b).

     7.05. Certain Procedural Provisions.
           -----------------------------

          (a) Any party seeking indemnification pursuant to this Agreement (the "Indemnitee") shall promptly give the party from whom indemnification is sought (the "Indemnitor") an Indemnity Notice, stating its intent to seek indemnification pursuant to Section 5.01, 5.02, 5.03, 5.04 or 7.02. The Indemnity Notice shall include copies of all correspondence, process, all legal pleadings and other relevant documentation related thereto. The party that is authorized to control the defense of a Claim, Environmental Claim or Remediation pursuant to the terms of this Agreement or, if not so specified, the Indemnitor (the "Controlling Party") shall have the obligation to assume the defense of such matter at the expense of the Indemnitor. The party other than the Controlling Party (the "Non-Controlling Party") shall have the right (but not the obligation), at its expense, to participate in the defense of any such Claim or Environmental Claim. If the Controlling Party does not assume the defense of such Claim or Environmental Claim, then the Non-Controlling Party shall have the right to employ its own counsel and such counsel shall control the defense and resolution of such Claim or Environmental Claim, but the fees and expenses of such counsel shall be borne by the Controlling Party.

               The party controlling the defense of any Claim or Environmental Claim shall be entitled to settle the same in accordance with the provisions of this Section 7.05 and Sections 7.03 and 7.04, provided that any such settlement
                                              --------
shall (i) be reasonable in the circumstances and, if such controlling person is not the Indemnitor, require the prior written approval of the Indemnitor, which shall not be unreasonably withheld or delayed, and (ii) include an unconditional release of the Seller, the Purchaser, the Company and the Subsidiaries, provided
                                                                        --------
however that the party controlling the defense shall not be required to obtain
-------
an unconditional release where the Person making the Claim or Environmental Claim is a Governmental Entity, but in any event the party controlling the defense shall use its reasonable best efforts to obtain the broadest release possible in such circumstances. The failure of an Indemnitee to promptly notify the Indemnitor of any Claim, Environmental Claim or Remediation, or to assume the defense of any Claim or Environmental Claim when required under this Agreement, shall not relieve or discharge the Indemnitor of its obligations hereunder, except as otherwise provided above and except to the extent of any prejudice (including actual damages) resulting from such failure.

               The Controlling Party shall provide to the Non-Controlling Party a report as to the status of each claim for indemnification pursuant to this Agreement no less frequently than once every six (6) months so long as such claim is outstanding.

          (b) If the potential Loss associated with any claim for indemnification pursuant to this Agreement or group of similar claims, in the aggregate, may reasonably be anticipated to exceed Five Hundred Thousand U.S. Dollars ($500,000), the following procedures shall apply:

               (i) The Controlling Party shall provide to the Non-Controlling Party prompt and regular notice of all significant developments in connection with such claim and provide copies of material documents related to such significant developments (e.g. dispositive motions, corrective action plans and consent orders or decrees);

               (ii) Upon request by the Non-Controlling Party, the Controlling Party shall promptly provide to the Seller copies of all notices, correspondence, filings and draft and final reports related to such claim;

               (iii) The Controlling Party shall, without charge, upon the request of the Non-Controlling Party, provide to the Non-Controlling Party access, during normal business hours and upon reasonable prior notice, to its non-privileged records (and to privileged records covered by a joint defense privilege) and the Real Property in connection with the subject of such claim, provided however that no environmental sampling may be conducted on the Real
-------- -------
Property pursuant to such grant of access; and

               (iv) The Non-Controlling Party shall have the right to consult with the Controlling Party and the Controlling Party shall facilitate such consultation, with respect to (A) the conduct and results of Remediation, and
(B) the strategy of the Controlling Party for addressing the matters that are the basis of such claim.

          (c) Upon reasonable request by the Non-Controlling Party, the Controlling Party shall provide the notice, copies, access and right of consultation provided for in Section 7.05(b) with respect to any claim for indemnification pursuant to this Agreement.

          (d) Notwithstanding any indemnification or defense arrangement between the parties to this Agreement to the contrary, the parties agree to cooperate with each other in pursuing any claims against any Person who may be liable for any Losses which are the subject of an Indemnity Notice, and in pursuing any available claims against insurers who may have provided insurance coverage for any such Losses.

          (e) Each Indemnitee pursuant to Section 5.01, 5.02, 5.04 or 7.02 agrees to use its best efforts to pursue, or to assign to the Indemnitor, any claims or rights it may have against any Person which may reduce the Losses otherwise incurred by such Indemnitee; each Indemnitee agrees that, to the extent necessary or appropriate, the Indemnitor may include the Indemnitee's name on any complaint or other pleading in connection with any of the above-referenced claims.

    7.06. Exclusive Remedy. The remedies provided in Sections 5.01, 5.02,
          ----------------
7.02(a)(i) and 7.02(b)(i) shall be the sole and exclusive remedy of the Purchaser, the Company and the Subsidiaries, on the one hand, and the Seller, on the other hand, for Losses arising pursuant to Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety. Subject to the preceding sentence, the remedies provided in Section 3.06, Article V, this Article VII and Section 8.11 shall be the sole and exclusive remedies of the Purchaser, the Company and the Subsidiaries, on the one hand, and the Seller, on the other hand, under or in connection with this Agreement and the transactions contemplated hereby.

     7.07. Direct Damages Only. IN NO EVENT SHALL ANY INDEMNITOR BE LIABLE TO
           -------------------
ANY INDEMNITEE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL OR OTHER SIMILAR DAMAGES, INCLUDING LOST PROFITS, FOR ANY BREACH OR DEFAULT UNDER, OR ANY ACT OR OMISSION ARISING OUT OF OR IN ANY WAY RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, UNDER ANY FORM OF ACTION WHATSOEVER, WHETHER IN CONTRACT OR OTHERWISE. PROVIDED, HOWEVER, NOTHING IN THIS SECTION 7.07 SHALL LIMIT THE INDEMNIFICATION IN FULL OF ALL AMOUNTS WHICH ANY INDEMNITEE IS REQUIRED TO PAY TO ANY THIRD PERSON IN CONNECTION WITH ANY INDEMNIFIABLE CLAIM.

     7.08. Tax Issues.
           ----------

          (a) The parties agree that all indemnification payments under this
Article VII shall be deemed and reported as Purchase Price adjustments.

          (b) In the event that any indemnification payment made by the Seller to the Purchaser is subject to a Japanese withholding or gross receipts Tax, the Seller shall increase any such indemnification payment for any applicable Japanese withholding or gross receipts Tax, except for any Japanese withholding or gross receipts Tax imposed as a result of a change in Japanese law after the Closing.

          (c) If the Purchaser is able to obtain a credit for such Japanese withholding or gross receipts Tax which reduces its liability for United States Taxes, the Seller shall have the right to reduce any additional payments the Seller is required to make to the Purchaser under Section 7.08(b) by the amount of such credit, or if such payment has already been made by the Seller prior to the receipt of such credit by the Purchaser, then the Purchaser shall return to the Seller an appropriate amount to reflect such credit promptly following the determination of any such credit.

                                 ARTICLE VIII
                                 ------------

                                 MISCELLANEOUS
                                 -------------

     8.01. Termination. This Agreement may be terminated at any time prior to
           -----------
the Closing Date as follows:

          (a) by the mutual written consent of the Purchaser and the Seller;

          (b) (i) by the Purchaser if there has been a material breach of any representation or warranty set forth in this Agreement on the part of the Seller which is incapable of being, or is not, cured within five (5) Business Days after written notice from the Purchaser to the Seller of such breach, and (ii) by the Seller if there has been a material breach of any representation or warranty set forth in this Agreement on the part of the Purchaser which is incapable of being, or is not, cured within five (5) Business Days after written notice from the Seller to the Purchaser of such breach;

          (c) (i) by the Purchaser if there has been a material breach of any covenant or agreement set forth in this Agreement on the part of the Seller, which is incapable of being, or is not, cured (other than by mere disclosure of the breach) within (5) Business Days after written notice from the Purchaser to the Seller of such breach, and (ii) by the Seller if there has been a material breach of any covenant or agreement set forth in this Agreement on the part of the Purchaser, which is incapable of being, or is not, cured (other than by mere disclosure of the breach) within five (5) Business Days after written notice from the Seller to the Purchaser of such breach;

          (d) by either the Purchaser or the Seller if the Share Purchase contemplated by this Agreement has not been consummated on or before March 31, 2001, which date may be extended by the mutual written consent of the Seller and of the Purchaser; provided, however, if the sole reason for the delay in consummation arises from the failure of the condition set forth in Section 6.01(a) to be satisfied, such date shall be automatically extended to June 30, 2001; and

          (e) by the Seller or the Purchaser if any permanent injunction or final nonappealable Order is in effect which would prevent the consummation of the Share Purchase.

     8.02. Liabilities in Event of Termination. In the event of any termination
           -----------------------------------
of this Agreement pursuant to Section 8.01, the Seller and the Purchaser shall have no obligation or Liability to each other except as provided in Sections
4.02 (Confidentiality), 8.03 (Fees and Expenses), 8.06 (Public Statements), 8.09 (Governing Law; Consent to Jurisdiction), 8.10 (Arbitration), 8.11 (Specific Performance) and 8.15 (No Third Party Beneficiaries), and except that nothing herein will release any party from Liability for any willful breach of this Agreement.

     8.03. Fees and Expenses.
           -----------------

           (a) Each of the Seller and the Purchaser shall bear all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including those incident to the negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein to be performed or complied with by it. None of such fees and expenses of the Seller shall be paid or reimbursed by the Company.

           (b) The Seller has a fee engagement letter with Morgan Stanley Dean Witter Japan, Ltd. ("Morgan Stanley"), dated May 10, 2000, and an advisory agreement with St. Thomas Associates dated April 3, 2000, and the Purchaser has a fee engagement letter with Lehman Brothers, dated June 27, 2000. Such fees or other commissions payable by the Seller, on the one hand, and by the Purchaser, on the other, shall be the only financial obligations of each with respect to any finder, broker, investment advisor or other intermediary. Such fees and expenses to Morgan Stanley and St. Thomas Associates have been and shall be paid solely by the Seller and not by the Company.

     8.04. Waiver and Amendment. Any provision of this Agreement may be waived
           --------------------
in writing at any time by the party which is entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of all the parties hereto.

     8.05. Post Closing Employment. The provisions of this Agreement shall not
           -----------------------
constitute or impose any commitment, contract, understanding or guarantee (express or implied) on the part of the Purchaser, the Company or any Subsidiary of a post-Closing Date employment relationship of any term or duration or on any terms other than those the Company may establish with respect to any Employees. Employment of any of the Employees by the Company shall be "at will" and may be terminated by the Company at any time for any reason (subject to any legally binding agreement, applicable laws or collective bargaining agreement). No provision of this Agreement shall create any third-party beneficiary rights in any Employee or former employee (including any beneficiary or dependent thereof) of the Company or any of the Subsidiaries in respect of continued employment or resumed employment.

     8.06. Public Statements. The Seller, on the one hand, and the Purchaser, on
           -----------------
the other, agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with any national securities exchange.

     8.07. Successors and Assigns. The provisions of this Agreement shall be
           ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise
                        --------
transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that (i) the Seller may assign any or all of its rights under this Agreement to an insurer and (ii) the Purchaser may assign its rights and obligations hereunder to another direct or indirect wholly-owned subsidiary of the Purchaser without the consent of the other parties hereto, provided, however, that any such assignment by the Purchaser
                --------  -------
shall not relieve the Purchaser of any of its obligations hereunder.

     8.08. Notices. All notices, requests, claims, demands and other
           -------
communications hereunder shall be in writing and shall be given by delivery (including by any internationally recognized courier service), by facsimile transmission, or by registered or certified mail, first class postage prepaid, return receipt requested, to the parties as follows:

               If to the Seller:

                        Mitsubishi Corporation
                        6-3, Marunouchi 2-chome
                        Chiyoda-ku, Tokyo 100-8086
                        Japan
                        Attention:  Mr. Takeru Ishibashi
                                    Director, Group S.V.P., Chemicals
                        Facsimile:     (011-813) 3210-8626

               With copies to:

                        Marc E. Perlmutter, Esquire
                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY  10019-6064
                        United States of America
                        Facsimile:       (212) 757-3990

                        and

                        Mitsubishi Corporation
                        Legal Department
                        6-3, Marunouchi 2-chome
                        Chiyoda-ku, Tokyo 100-8086
                        Japan
                        Attention:  General Manager
                        Facsimile:     (011-813) 3210-2357


               If to the Purchaser:

                        Sunoco, Inc.
                        Ten Penn Center
                        Philadelphia, PA  19103-1699
                        United States of America
                        Attention:  Mr. Bruce Fischer, Vice President, Chemicals
                        Facsimile:     (215) 246-8797

               With copies to:

                        Jonathan C. Waller, Esquire
                        Sunoco, Inc.
                        Ten Penn Center
                        Philadelphia, PA  19103-1699
                        United States of America
                        Facsimile:     (215) 977-6733

                        -  and  -

                        Peter O. Clauss, Esquire
                        Pepper Hamilton LLP
                        3000 Two Logan Square
                        Eighteenth and Arch Streets
                        Philadelphia, PA  19103-2799
                        United States of America
                        Facsimile:     (215) 981-4750

or to such other address as either party may have furnished to the other party in writing in accordance herewith. Any such notice, request, claim, demand or other communication shall only be effective upon receipt.

     8.09. Governing Law; Consent to Jurisdiction. This Agreement shall be
           --------------------------------------
governed by and construed in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of laws thereof. The Purchaser hereby irrevocably appoints Pepper Hamilton LLP at 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, PA 19103-2799, and the Seller irrevocably appoints The Corporation Trust Company, 1635 Market Street, Philadelphia, Pennsylvania 19103 as its or their lawful agent or attorney to accept and acknowledge service of any and all process against it in any Claim, Legal Proceeding or arbitration arising in connection with this Agreement and upon whom such process may be served, with the same effect as if such party were a resident of the Commonwealth of Pennsylvania and had been lawfully served with such process in such jurisdiction, and waives any defense based upon service upon an agent rather than a principal and waives all claims of error by reason of such service, provided that in the case of any service upon any such agent and attorney, the
--------
party effecting such service shall also deliver a copy thereof to the other party at the addresses and in the manner specified in Section 8.08. The Seller and the Purchaser will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in the Commonwealth of Pennsylvania reasonably satisfactory to the other parties. Each party hereto irrevocably submits to the exclusive jurisdiction of any state or federal court located in the Commonwealth of Pennsylvania in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court sitting in the Commonwealth of Pennsylvania, except as otherwise required by applicable law, except with respect to any appropriate jurisdiction in the event of a violation or breach of
Section 3.06 and except with respect to an enforcement action contemplated by
Section 8.11; waives any objection based on forum non conveniens or any other objection to venue therein; provided, however, that such consent to jurisdiction
                            --------  -------
is solely for the purposes referred to in this Section 8.09 and shall not be deemed to be a general submission to the jurisdiction of any court in the Commonwealth of Pennsylvania or elsewhere. In addition to the foregoing, each party agrees that service of process in any such action, suit or proceeding may be effected by mailing the same in the manner provided in Section 8.08.

     8.10. Arbitration. Each of the parties hereto agrees that binding
           -----------
arbitration shall be the sole means of resolving any claim or dispute under this Agreement (except as otherwise set forth in Sections 1.06, 3.06 and 8.11 and Exhibit B, Exhibit C and Exhibit D) or under any other agreement or document to
---------  ---------     ---------
be delivered at the Closing hereunder and identified as an Exhibit herein, except only where (i) a party seeks solely equitable relief and where delay could reasonably be expected to cause irreparable harm, or (ii) an award or other relief has been granted in arbitration or by any court of competent jurisdiction and enforcement of such award, judgment, remedy or other order cannot otherwise reasonably be accomplished with any certainty of avoiding substantial harm to the party in whose favor such was granted, or (iii) a party hereto wants to join or implead another party hereto in a Legal Proceeding involving a third party, in any of which cases such party has the option to pursue such action for appropriate relief in any court of competent jurisdiction. Such arbitration shall be conducted by a panel of three arbitrators at a time and place mutually agreeable to the parties and the arbitrators within a radius of fifty (50) miles of the city limits of Pittsburgh or Philadelphia, Pennsylvania as the respondent in such arbitration proceeding shall choose; shall be non-appealable; shall be determined by the arbitrators in accordance with the International Arbitration Rules of the American Arbitration Association; and the normal rules of evidence contained in the Federal Rules of Civil Procedure shall apply to such proceeding. The arbitrators shall be required to render a written opinion upon which their award is based. The award of the arbitrators may be filed in any court as a judgment, including any state or federal court within the Commonwealth of Pennsylvania, and including any court within Japan. The costs of such arbitration shall be shared equally between the Seller and the Purchaser and each shall pay its own counsel fees unless the arbitrators shall otherwise specifically determine as part of their award. If either party fails to honor or pay any arbitration award within thirty
(30) days, the other shall be entitled to interest from such date as part of a court's enforcement of such award. The Seller expressly and irrevocably waives any defenses it may seek to raise under Article 801(4)-(5) of the Japanese Code of Civil Procedure (requiring examination of the party against whom the award was made and a written statement of the reasons for the award) in any action in a Japanese court by the Purchaser to enforce an award against the Seller.

     8.11. Specific Performance. Each of the parties acknowledges and agrees
           --------------------
that the other would be damaged irreparably in the event a party fails to consummate the transactions contemplated by this Agreement where all of the conditions set forth herein to such party's obligation to do so have been satisfied on or prior to March 31, 2001 (or, if the sole reason for the delay in consummation arises from the failure of the condition set forth in Section 6.01(a) to be satisfied, June 30, 2001). Accordingly, each of the parties agrees that the other shall be entitled to an injunction or injunctions to enforce specifically consummation of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties in the matter (including by reason of Section 8.09), in addition to any other remedy to which it may be entitled at law or in equity.

     8.12. Severability. If any term, provision, covenant or restriction of this
           ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     8.13. Integration. This Agreement constitutes the entire Agreement and
           -----------
understanding among the parties hereto relating to the subject matter hereof and supersedes any and all prior and contemporaneous agreements and understandings, oral or written, relating to the subject matter hereof, excluding only the Confidentiality Agreement (as amended by Section 4.02).

     8.14. Counterparts; Effectiveness. This Agreement may be signed in any
           ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

     8.15. No Third Party Beneficiaries. No provision of this Agreement is
           ----------------------------
intended to, or shall, confer any third-party beneficiary or other rights or remedies upon any Person other than the parties hereto.

     8.16. Drafting Conventions. Unless the context of this Agreement otherwise
           --------------------
requires, (a) words of any gender include each gender and the neuter; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (e) the term "including" or similar words shall be construed as to refer to such matter without limitation thereof. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No presumptions shall be deemed to apply in construing this Agreement more or less strictly against any party solely because such party drafted the language at issue.

           [The remainder of this page was intentionally left blank.]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                                            SUNOCO, INC.
                                            By:/s/ Bruce G. Fischer
                                               --------------------------
                                               Name:  Bruce G. Fischer
                                               Title: Vice President, Chemicals
                                                      Sunoco, Inc.

                                            MITSUBISHI CORPORATION
                                            By:/s/ Yasuo Sone
                                               --------------------------
                                               Name:  Yasuo Sone
                                               Title: Managing Director &
                                                      Group CEO (Chemicals)
                                                      Mitsubishi Corp.

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                   -----
ARTICLE I - PURCHASE AND SALE..........................................................................1

   1.01.    Agreement to Purchase and Sell.............................................................1
   1.02.    Purchase Price.............................................................................1
   1.03.    Initial Payment............................................................................2
   1.04.    Inventory Purchase.........................................................................2
   1.05.    Preliminary Working Capital Calculation....................................................2
   1.06.    Inventory and Working Capital Adjustment...................................................2
   1.07.    Contingent Earn-Out Payments...............................................................4
   1.08.    Treatment of Certain Liabilities...........................................................4
   1.09.    Closing....................................................................................5
   1.10.    Closing Date...............................................................................5

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                    AND THE SELLER.....................................................................5

   2.01.    Representation and Warranties of the Purchaser.............................................5
   2.02.    Representations and Warranties of the Seller...............................................6

ARTICLE III - COVENANTS OF THE SELLER.................................................................21

   3.01.    Interim Operations........................................................................21
   3.02.    Exception for Pre-Closing Divestitures....................................................23
   3.03.    Access and Additional Agreements..........................................................23
   3.04.    Exclusivity...............................................................................24
   3.05.    Certain Litigation........................................................................24
   3.06.    Post-Closing Restrictions on Business Activities of the Seller............................24
   3.07.    Audited Financial Statements for Any Period Prior to the Closing Date.....................25
   3.08.    Derivative Contracts......................................................................25
   3.09.    Notice to Indenture Trustee...............................................................26
   3.10.    Termination of Borrowings.................................................................26
   3.11.    Margin Hedge Agreement....................................................................26

                                                                                                    Page
                                                                                                   -----
   3.12.    Acquisition of Affiliate's Shares.........................................................26
   3.13.    Acquisition of Subsidiary Shares..........................................................26

ARTICLE IV - MUTUAL COVENANTS OF PARTIES..............................................................26

   4.01.    Notice of Certain Events..................................................................26
   4.02.    Confidentiality...........................................................................27
   4.03.    Acetone Supply Agreement..................................................................27
   4.04.    Sales and Trading Relationships...........................................................27
   4.05.    Litigation Support........................................................................28
   4.06.    Further Assurances........................................................................28
   4.07.    Insurance Protocol........................................................................28

ARTICLE V - PRODUCTS LIABILITY, ENVIRONMENTAL, TAX
            AND EMPLOYEE MATTERS AND INDEMNIFICATIONS.................................................29

   5.01.    Products and Toxic Tort Liability and Indemnification.....................................29
   5.02.    Operations and Environmental Matters and Indemnifications.................................29
   5.03.    Tax Matters...............................................................................33
   5.04.    Employee Matters..........................................................................36

ARTICLE VI - CONDITIONS...............................................................................42

   6.01.    Conditions to the Obligations of Each Party...............................................42
   6.02.    Conditions to the Obligations of the Purchaser............................................42
   6.03.    Conditions to Obligations of the Seller...................................................43

ARTICLE VII - INDEMNIFICATION.........................................................................44

   7.01.    Survival of Representations, Warranties and Agreements....................................44
   7.02.    Indemnification...........................................................................45
   7.03.    Specific Indemnification Limitations......................................................46
   7.04.    Additional Limitations on Indemnification for Environmental Matters.......................48
   7.05.    Certain Procedural Provisions.............................................................48
   7.06.    Exclusive Remedy..........................................................................50
   7.07.    Direct Damages Only.......................................................................50
   7.08.    Tax Issues................................................................................51

ARTICLE VIII - MISCELLANEOUS..........................................................................51

   8.01.    Termination...............................................................................51
   8.02.    Liabilities in Event of Termination.......................................................52
   8.03.    Fees and Expenses.........................................................................52
   8.04.    Waiver and Amendment......................................................................52

                                                                                                    Page
                                                                                                   -----
   8.05.    Post Closing Employment...................................................................52
   8.06.    Public Statements.........................................................................53
   8.07.    Successors and Assigns....................................................................53
   8.08.    Notices...................................................................................53
   8.09.    Governing Law; Consent to Jurisdiction....................................................55
   8.10.    Arbitration...............................................................................56
   8.11.    Specific Performance......................................................................56
   8.12.    Severability..............................................................................57
   8.13.    Integration...............................................................................57
   8.14.    Counterparts; Effectiveness...............................................................57
   8.15.    No Third Party Beneficiaries..............................................................57
   8.16.    Drafting Conventions......................................................................57

               EXHIBITS AND SCHEDULES TO STOCK PURCHASE AGREEMENT

                                     LIST OF EXHIBITS
Exhibit A         -        Defined Terms
Exhibit B         -        Inventory Purchase
Exhibit C         -        Deferred Payments
Exhibit D         -        Working Capital
Exhibit E         -        Form of Margin Hedge Agreement
Exhibit F         -        Form of Polypropylene Off Take Agreement
Exhibit G         -        Form of FIRPTA Certificate

                                                      LIST OF SCHEDULES

Schedule A                 -        Information re Share Ownership
Schedule B                 -        Subsidiaries and Other Entities in Which the Company Has
                                    Ownership
Schedule 2.02(a)           -        Organization of Each of the Seller, the Company and Subsidiaries
Schedule 2.02(d)           -        Subsidiaries
Schedule 2.02(f)           -        Consents, Approvals and Notices
Schedule 2.02(g)           -        Legal Proceedings
Schedule 2.02(i)           -        Conduct of Business Other Than in Ordinary Course
Schedule 2.02(l)           -        Employee Benefit Plans; ERISA
Schedule 2.02(m)           -        Labor and Employment Matters
Schedule 2.02(n)(i)        -        Tangible Personal Property; Real Property; and Leases
Schedule 2.02(n)(iii)      -        Owned and Leased Real Property
Schedule 2.02(o)           -        Intellectual Property, Information Technology and Other
                                    Intangible Property
Schedule 2.02(p)           -        Tax Matters
Schedule 2.02(q)           -        Environmental Matters
Schedule 2.02(r)           -        Material Contracts
Schedule 2.02(t)           -        Insurance
Schedule 2.02(u)           -        Defaults; Guaranties
Schedule 2.02(v)(i)        -        Product Warranties
Schedule 2.02(v)(ii)       -        Product Warranty and Liability Claims
Schedule 2.02(w)           -        Affiliate and Intercompany Transactions and Obligations
Schedule 2.02 (y)          -        Customers
Schedule 3.08              -        Derivative Contracts
Schedule 4.04              -        Sales and Trading Relationships
Schedule 5.04(g)           -        Employee Matters
Schedule 6.02(b)           -        Conditions to the Obligations of the Purchaser - Requisite
                                    Authorizations and Approvals
Schedule 6.03(b)           -        Conditions to the Obligations of the Seller - Requisite
                                    Authorizations and Approvals

                                                                     EXHIBIT "A"
                                                                     -----------

                                   DEFINITIONS
                                   -----------

"1999 10-K" - The annual report on Form 10-K of the Company as filed with the
 ---------
Commission for the Company's fiscal year ended December 31, 1999.

"2000 10-Qs" - The quarterly reports on Form 10-Q of the Company as filed with
 ----------
the Commission for the Company's fiscal quarters ended March 31, 2000 and June 30, 2000.

"AALL" - Has the meaning ascribed thereto in the recitals of the Agreement.
 ----

"Acquisition Proposal" - Any of the following (other than the transactions
 --------------------
contemplated by the Agreement including those described in Section 3.02 of the Agreement): (i) any merger, consolidation, share exchange, conversion, recapitalization, business combination, or other similar transaction involving the Company or the Subsidiaries (other than business combinations or similar transactions involving only foreign Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets or stock of the Company and the Subsidiaries, taken as a whole, in a single transaction or series of transactions (but excluding therefrom the transactions described in Section 3.02 of the Agreement); or (iii) any plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

"Adjusted Initial Payment" - Has the meaning ascribed thereto in Section 1.03 of
 ------------------------
the Agreement.

"Adjusted Inventory Payment" - Has the meaning ascribed thereto in Section
 --------------------------
1.06(c) of the Agreement.

"Affiliate" - Any Person directly or indirectly controlling, controlled by or
 ---------
under common control with any other Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

"Agreement" - The Stock Purchase Agreement to which this Exhibit is attached
 ---------
including the Exhibits and the Schedules thereto, as the same may be amended from time to time in accordance with the terms thereof.

"Aristech Deferred Compensation Plan" - Has the meaning ascribed thereto in
 -----------------------------------
Section 5.04(k) of the Agreement.

"Avonite" - Has the meaning ascribed thereto in the recitals of the Agreement.
 -------

"Books and Records" - All files, documents, instruments, papers, books and
 -----------------
records relating to the Business, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, contracts, Licenses, customer lists, computer files and programs, Software Materials, retrieval programs, operating data and plans and environmental studies and plans.

"BPA" - Bisphenol-A.
 ---

"Business" - All of the businesses conducted by the Company or any of the
 --------
Subsidiaries (except for those exclusively conducted only by AALL or Avonite) at or before the Effective Time; provided, however, that any reference in Article V
                              --------  -------
or VII of the Agreement to the operation of the "Business" following the Effective Time (or words of like effect) shall mean all of the businesses conducted by the Company or any of the Subsidiaries (or any successor thereto) following the Effective Time.

"Business Day" - A day other than Saturday, Sunday or any day on which banks
 ------------
located in the Commonwealth of Pennsylvania, the State of New York or Tokyo, Japan are authorized or obligated to close.

"CERCLA" - The Comprehensive Environmental Response, Compensation and Liability
 ------
Act of 1980, as amended, 42 U.S.C.ss.9601 et seq. and the rules and regulations
                                          -- ---
promulgated thereunder.

"Claim" - Any written notice of claim or Legal Proceedings asserted, made or
 -----
brought against a party indemnified pursuant to the Agreement.

"Closing" - Has the meaning ascribed thereto in Section 1.09 of the Agreement.
 -------

"Closing Date" - Has the meaning ascribed thereto in Section 1.10 of the
 ------------
Agreement.

"Closing Inventory" - Has the meaning ascribed thereto in Section 1.06(a) of the
 -----------------
Agreement.

"COBRA" - The Consolidated Omnibus Budget Reconciliation Act, as amended
 -----
(Sections 601 through 608 of ERISA and Section 4480B of the Code) and the rules and regulations promulgated thereunder.

"Code" - The Internal Revenue Code of 1986, as amended, and the rules and
 ----
regulations promulgated thereunder.

"Commercially Reasonable Expenses" - Payments or expenses which a prudent
 --------------------------------
person, acting in a commercially reasonable manner and seeking to minimize and mitigate his current and reasonably anticipated future expenses and liabilities related to the subject of the claim to the extent reasonably practicable, would expend to resolve the matter (irrespective of the existence of any right to indemnification under the Agreement).

"Commission" - The Securities and Exchange Commission.
 ----------

"Commission Filings" - Has the meaning ascribed thereto in Section 2.02(h) of
 ------------------
the Agreement.

"Common Stock" - Has the meaning ascribed thereto in Section 2.02(b) of the
 ------------
Agreement.

"Company" - Aristech Chemical Corporation, a Delaware corporation.
 -------

"Company Material Adverse Effect" - Any event, occurrence or omission which is
 -------------------------------
reasonably likely to have a material adverse effect on the condition (financial or otherwise), results of operations, Business, assets or Liabilities of the Company and the Subsidiaries taken as a whole.

"Confidentiality Agreement" - That agreement between the Seller, the Company,
 -------------------------
AALL and the Purchaser dated as of January 6, 2000, and amended and restated as of June 1, 2000.

"Controlling Party" - Has the meaning ascribed thereto in Section 7.05(a) of the
 -----------------
Agreement.

"Covenant Period" - Has the meaning ascribed thereto in Section 3.06(a) of the
 ---------------
Agreement.

"Current Assets" - At a particular date, shall mean all assets except for
 --------------
Inventories which would, in conformity with GAAP, be included under current assets on a balance sheet of the Company or the Subsidiaries as at such date.

"Current Liabilities" - At a particular date, shall mean all amounts which
 -------------------
would, in conformity with GAAP, be included under current liabilities on a balance sheet of the Company or the Subsidiaries as at such date.

"Default" - As to any contract or agreement, (a) a violation, breach or default,
 -------
(b) the occurrence of an event which with the passage of time or the giving of notice or both would constitute a violation, breach or default, or (c) the occurrence of an event that (with or without the passage of time or the giving of notice or both) would give rise to a right to damages, specific performance, termination, renegotiation or acceleration (including the acceleration of payment).

"Deferred Payments" - Has the meaning ascribed thereto in Section 1.07 of the
 -----------------
Agreement.

"Derivative Contract" - Any agreement providing for options, puts, calls, swaps,
 -------------------
utility derivatives, exchanges or similar rights relating to Feedstocks, Products, interest rates, currency fluctuations and similar matters.

"Effective Time" - 5:00 p.m. Eastern Standard Time on the Closing Date or, if
 --------------
the last day of the month in which the Closing Date occurs is not also a Business Day, 5:00 p.m. Eastern Standard Time on the last day of such calendar month; provided, however, that the Effective Time shall be the opening of
       --------  -------
business Eastern Standard Time on January 1, 2001 if the Closing Date is December 29, 2000.

"Employee Benefit Plan" - Has the meaning ascribed thereto in Section 2.02(l)(i)
 ---------------------
of the Agreement.

"Employees" - All full time and part time employees subject to tax withholding
 ---------
obligations of the Company or any of the Subsidiaries, and all Temporary Employees or any other person (except independent directors of the Company) required to be covered by any Employee Benefit Plan maintained by the Company or the Subsidiaries.

"Employment Contract" - Has the meaning ascribed thereto in Section 5.04(g) of
 -------------------
the Agreement.

"Employment Letter Agreement" - Has the meaning ascribed thereto in Section
 ---------------------------
5.04(g) of the Agreement.

"Environment" - All air, surface water, groundwater or land (including land
 -----------
surface or subsurface), including all fish, wild life, biota and other natural resources.

"Environmental Claim" - Any and all Orders, and any and all written Claims,
 -------------------
Liens, notices, notices of violations, requests for information or Legal Proceedings, whether criminal or civil, pursuant to or relating to any applicable Environmental Law or principles of common law relating to pollution, protection of the Environment or human exposure to Hazardous Substances, by any Person (including any Governmental Entity, private person and citizens' group) based upon, alleging, asserting or claiming any actual or potential (i) violation of or obligation under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) Liability for Loss, Investigatory or Legal Costs, cleanup costs, removal costs, Remediation, response costs, natural resource damages, property damage, personal injury, fines or penalties arising out of, based on or resulting from, or related to the presence, Release or threatened Release into the Environment of, any Hazardous Substances at any location, including any off-site location (including any Off-Site Real Property) to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment or disposal.

"Environmental Clean-up Site" - Any location which is listed or proposed for
 ---------------------------
listing on the National Priorities List, the CERCLA Information System ("CERCLIS") or any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

"Environmental Condition" - Has the meaning ascribed thereto in Section
 -----------------------
5.02(h)(i) of the Agreement.

"Environmental Law" - Any applicable federal, state, local, provincial and
 -----------------
foreign civil or criminal statute, code, enactment, ordinance, rule, regulation, Environmental Permit, consent, authorization, Order or other requirement having the force and effect of law, whether local, state, territorial or national, relating to the protection of human health, safety or the Environment or relating to: (A) emissions, discharges, spills, Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances into ambient air, surface water, groundwater, water courses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land or subsurface strata; (B) the manufacture, generation, distribution, formulation, packaging, labeling or the Release, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; (C) the regulation of storage tanks; or (D) pollution or the protection of human health, safety or the Environment, and including the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; CERCLA, including the Emergency
                                  -- ---
Planning and Community Right-to-know Act; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Hazardous Material Transportation Act 49
                        -- ---
U.S.C. ss. 1801 et
                --
seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. ss. 136 et
---                                                                           --
seq.; RCRA; TSCA; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and
---                                                                 -- ---
all other state laws analogous thereto, including the Pennsylvania Storage Tank Act, and the Pennsylvania Land Recycling and Environmental Remediation Standards Act, all as amended or superseded from time to time.

"Environmental Permit" - Any federal, state, local, provincial or foreign
 --------------------
License under or in connection with any Environmental Law and including any and all Orders, consent orders or binding agreements issued or entered into by a Governmental Entity under any applicable Environmental Law.

"Equity-Based Compensation Plan" - Any compensation Plan or arrangement
 ------------------------------
maintained by the Company or any ERISA Affiliate which provides an Employee with the potential to receive an equity interest (including a derivative interest) in the employer entity, whether directly or indirectly by means of any phantom stock, stock option, stock appreciation, stock tracking rights or other similar benefits.

"ERISA" - The Employee Retirement Income Security Act of 1974, as amended, and
 -----
the rules and regulations promulgated thereunder.

"ERISA Affiliate" - Any Person who together with the Company would be deemed a
 ---------------
"single employer" within the meaning of Section 4001 of ERISA and any current or former corporation, Person or trade or business which is a member of a group which is under common control with the Company, or treated as if under common control, within the meaning of Sections 414(b) to (o) of the Code or Sections 4001(a) and (b) of ERISA.

"Estimated Inventory Payment" - Has the meaning ascribed thereto in Section 1.04
 ---------------------------
of the Agreement.

"Exchange Act" - The Securities Exchange Act of 1934, as amended, and the rules
 ------------
and regulations promulgated thereunder.

"Exhibit" - Any of the lettered exhibits to the Agreement.
 -------

"Feedstocks" - Raw material chemicals used in the production, manufacture or
 ----------
processing of other chemicals or chemical Products.

"Foreign Anti-Trust Laws" - The Act Concerning Prohibition of Private
 -----------------------
Monopolization and Maintenance of Fair Trade of Japan (Act No. 54 of 1947, as amended in 1982), and any rules or regulations promulgated thereunder.

"GAAP" - United States generally accepted accounting principles, consistently
 ----
applied on a historical basis.

"Governmental Entity" - Any court, tribunal, arbitrator, authority, agency,
 -------------------
official, governmental, administrative or regulatory commission, official or other instrumentality of the

United States and any foreign jurisdiction to which the Person with respect to whom the term is used is subject, or other public body, domestic or foreign.

"Hazardous Substances" - (A) All substances, wastes, pollutants, contaminants
 --------------------
and materials which, are regulated, defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic under federal or state statutes and implementing regulations, including any Environmental Law; (B) any asbestos or asbestos-containing material, petroleum and petroleum hydrocarbon products or by-products, including crude oil and any fractions thereof, natural gas, natural gas liquids, synthetic gas, polychlorinated biphenyls, radioactive substances, gasoline, diesel fuel, waste oil, pesticides, urea formaldehyde, lead or lead-containing materials, ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any other chemicals, materials, substances or wastes in any amount or concentration which, are defined as or included in the definition of "hazardous substances," "hazardous materials," hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; or (C) any substance with respect to which a federal, state or local agency requires Remediation.

"HSR Act" - The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
 -------
amended, and the rules and regulations promulgated thereunder.

"Indebtedness" - All obligations of any Person (i) for borrowed money, (ii) for
 ------------
the deferred purchase price of goods or services, other than trade payables or accruals incurred in the ordinary course of business, (iii) under capital leases or sale and leaseback programs or arrangements and (iv) in the nature of guarantees of the obligations described in clauses (i) through (iii) above of any other Person.

"Indemnitee" - Has the meaning ascribed thereto in Section 7.05(a) of the
 ----------
Agreement.

"Indemnitor" - Has the meaning ascribed thereto in Section 7.05(a) of the
 ----------
Agreement.

"Indemnity Notice" - Written notification of a Claim for indemnity under the
 ----------------
Agreement by an indemnified party, specifying the nature of and basis for such Claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Claim.

"Independent Expert" - Has the meaning ascribed thereto in Section 1.06(b) of
 ------------------
the Agreement.

"Initial Payment"- Has the meaning ascribed thereto in Section 1.03 of the
 ---------------
Agreement.

"Intellectual Property" - All patents and patent rights, trademarks and
 ---------------------
trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, Business and Product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source and object codes), Software Materials and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, all pending applications for and registrations of patents, trademarks, service marks and copyrights, other rights embodied in the Products used, sold and/or distributed by the Company or any of the Subsidiaries and all licenses to any of the foregoing.

"Inventories" - At a particular date, shall mean all stocks, wherever located,
 -----------
of raw materials, process materials, work in progress, finished Products, supplies, stores and catalysts used or to be used in the Business and as would be shown as inventory on a balance sheet of the Company or the Subsidiaries as at that date, but shall not include off-balance sheet single purpose spares.

"Inventory Statement" - Has the meaning ascribed thereto in Section 1.06(a) of
 -------------------
the Agreement.

"Investigatory or Legal Costs" - All reasonable fees, costs, expenses and
 ----------------------------
disbursements of attorneys, accountants, experts and other advisors incurred in connection with the investigation, defense or prosecution of any Legal Proceeding, Claim, Loss or potential Loss (including all reasonable fees and expenses incurred in connection with (i) the investigation or defense of any third party Claims or (ii) asserting or disputing any rights under the Agreement against any party thereto).

"Knowledge," "Know" or "Known" - With respect to the Seller, the actual
 ---------    ----      -----
knowledge of the directors and executive officers of the Seller and of any of the following individuals: Takeru Ishibashi, Gregory Cummings, H. Patrick Jack, Matthew C. Cairone, Dennis Henderson, Gary C. Reed, Edwar S. Shamshoum and David Siporin; and with respect to the use of "Knowledge," "Know" or "Known" in any of the representations or warranties contained in Section 2.02(q) of the Agreement, such terms shall also include the actual knowledge of the following individuals:
James A. Santory, Robert Volkmar, Linda Somerville, Stephen Stockton, Rex Schuff, Paul Schrade and Jim Fain; and with respect to the Purchaser, the actual knowledge of the directors and executive officers of the Purchaser.

"Leased Real Property" - Has the meaning ascribed thereto in Section
 --------------------
2.02(n)(iii) of the Agreement.

"Legal Proceedings" - Any judicial, administrative or arbitral action, suit,
 -----------------
complaint, cause of action, proceeding or investigation, whether by or before any Governmental Entity or any other Person.

"Liabilities" - (a) All Indebtedness, obligations and other liabilities of a
 -----------
Person (whether absolute, accrued, asserted or unasserted, contingent, known or unknown, fixed or otherwise, or whether due or to become due), damages, Liens, penalties, fines, costs (including any Investigatory or Legal Costs), and expenses, and (b) any guarantees, surety arrangements or endorsements (other than endorsements for deposits or collection of checks in the ordinary course of business) with respect to any of the Liabilities described in clause (a) of any other Person, in any case whether or not the amount thereof is currently ascertainable.

"Licenses" - All licenses, permits, certificates of authority, authorizations,
 --------
approvals, registrations, franchises and similar consents granted or issued by any Governmental Entity.

"Liens" - (a) Any lien (including any lien relating to Taxes), pledge or
 -----
negative pledge, (b) any mortgage, deed of trust, security interest or charge in the nature of a lien or security interest, (c) any title retention agreement, right of first refusal, right of first purchase or other similar option, (d) any conditional sale agreement, easement, right of way, variance or other real estate declaration, or (e) any other similar transfer or other restriction, servitude or other encumbrance.

"Loss" - Any and all costs, damages, liabilities, fines, fees, penalties,
 ----
deficiencies, interest, losses and expenses, including Investigatory or Legal Costs and court costs.

"Margin Hedge Agreement" - The Margin Hedge Agreement to be entered into by the
 ----------------------
Seller and the Purchaser substantially in the form of Exhibit E to the
                                                      ---------
Agreement.

"Material Contract" - Any (i) executory contract, including any sales,
 -----------------
production or supply agreement or equipment lease, in each case involving a commitment or potential commitment for expenditures or other obligations or potential obligations, or which provides for the receipt or potential receipt, of an amount in excess of $500,000 in any instance or any series of related executory contracts that in the aggregate give rise to rights or obligations exceeding such amount (except in the case of (x) sales contracts, in which case the amount shall be at least $2,000,000 in annual revenues, and (y) Real Property leases, in which case the amount shall be at least $500,000 in potential obligations or revenues per year); (ii) indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing or lending of money or any Lien of assets involving more than $100,000 in each instance; (iii) warranties, other than those made in the usual and customary course of business, made with respect to the Products; (iv) agreement with any present or former shareholder, director or officer of the Company, any Subsidiary or the Seller; (v) agreement with any labor union or similar representative body of Employees; (vi) employment, bonus or severance contracts with any Employee involving the payment of more than $150,000 individually during any one year, other than employment contracts which create an "employment at-will" relationship, or any other agreement having any severance provision that would not be consistent with the Company's severance policy; (vii) agreement for the performance of services by a third party which involves the payment to such third party of (A) more than $100,000 in the case of a single arrangement or commitment or (B) more the $250,000 in the case of a series of related arrangements or commitments and, in any such cases, which is or are not cancelable by the Company on 30 days' notice or less without penalty;
(viii) agreement involving either (A) the purchase or sale of the capital stock or other equity interests of, or substantially all or a material portion of the assets of, another Person, or (B) a merger, consolidation, reorganization or joint venture with another Person; (ix) contracts or correspondence which, when taken together, constitute a contract involving the settlement or other disposition of any material Legal Proceeding; (x) agreement with the Government of the United States of America, an internationally recognized foreign nation or any Governmental Entity thereof; (xi) agreement which restricts or contains a provision purporting to limit the ability of the Company or the Subsidiaries to compete in any line of business with any Person, in any geographic area or during any time; or (xii) any contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise) of the Business.

"Medical Plans" - Any Employee Benefit Plan or arrangement providing for the
 -------------
direct payment or reimbursement of Employees, former Employees and/or their dependents for hospital, medical or health benefits.

"Morgan Stanley" - Has the meaning ascribed thereto in Section 8.03(b) of the
 --------------
Agreement.

"Multi-Employer Plan" - Any multi-employer plan within the meaning of Section
 -------------------
3(37) or 4001(a)(3) of ERISA or any plan sponsored by a union or collective bargaining unit.

"Net Working Capital" - At a particular date, shall mean Current Assets minus
 -------------------
Current Liabilities, determined in accordance with GAAP, except as otherwise provided in Exhibit D.
            ---------

"Net Adjusted Working Capital Statement" - Has the meaning ascribed thereto in
 --------------------------------------
Section 1.06(a) of the Agreement.

"Non-Controlling Party" - Has the meaning ascribed thereto in Section 7.05(a) of
 ---------------------
the Agreement.

"Non-Union Employee" - Any Employee whose terms and conditions of employment are
 ------------------
not subject to a collective bargaining agreement.

"Notes" - The 6 7/8% Notes of the Company due in 2006, and issued pursuant to a
 -----
Trust Indenture dated November 1, 1996 with the Chase Manhattan Bank, as
Trustee.

"Notice of Disagreement" - Has the meaning ascribed thereto in Section 1.06(a)
 ----------------------
of the Agreement.

"Novamont Pension Plan" - Has the meaning ascribed thereto in Section 5.04(d) of
 ---------------------
the Agreement.

"Novamont Retirement Plan" - Has the meaning ascribed thereto in Section 5.04(d)
 ------------------------
of the Agreement.

"Off-Site Real Property" - Any real property, other than the Real Property, at
 ----------------------
which the Company or the Subsidiaries or any entity for which the Company or the Subsidiaries bears any liability with respect to disposal or storage of Hazardous Substances either:

(i)  disposed of or permanently stored any Hazardous Substance; or

(ii) stored on a temporary basis, managed, treated, handled or processed any Hazardous Substance as part of any plan, arrangement or undertaking to dispose of or permanently store such Hazardous Substance.

"Order" - Any writ, judgment, decree, injunction, directives or similar order of
 -----
any Governmental Entity (in each such case whether preliminary or final, and whether unilateral or consensual).

"OSHA" - The Occupational Safety and Health Act of 1970 (29 U.S.C. 651 et seq.).
 ----                                                                  -- ---

"Overall Cap" - Has the meaning ascribed thereto in Section 7.03(a) of the
 -----------
Agreement.

"Owned Real Property" - Has the meaning ascribed thereto in Section 2.02(n)(iii)
 -------------------
of the Agreement.

"PBGC" -  The Pension Benefit Guaranty Corporation.
 ----

"Pension Plans" - Has the meaning ascribed thereto in Section 2.02(1)(vii) of
 -------------
the Agreement.

"Permitted Liens" - (A) Liens for current Taxes and assessments not yet due or
 ---------------
delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, so long as such contest acts as a stay upon the enforcement of such Lien; (B) zoning variances, ordinances and other land use laws by Governmental Entities; (C) Liens set forth in Schedule 2.02(n); (D) mechanics', carriers', workers', repairers' and other
   -------------
similar liens arising or incurred in the ordinary course of business; (E) deposits under workers' compensation, unemployment insurance, social security or similar laws; (F) all matters of record, Liens (other than Liens of a fixed or ascertainable amount) and other imperfections of title and encumbrances which, individually or in the aggregate with other such Liens, does not and will not
(i) impair in any material respect the value of the property subject to such Lien, or (ii) interfere in any material respect with the use of such property in the conduct of the Business; and (G) liens on equipment or goods acquired or held in the ordinary course of the Business incurred solely to secure purchase money financing for the acquisition of such equipment or goods.

"Person" - Any individual, corporation, partnership, firm, joint venture,
 ------
limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

"Plan" - Any bonus, incentive compensation, deferred compensation, pension,
 ----
profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including any "employee benefit plan" within the meaning of
Section 3(3) of ERISA.

"Post-Retirement Benefits" - Medical, dental, life insurance and other such
 ------------------------
plans of the Company which provide such benefits to former Employees following their retirement.

"Pre-Closing Matter" - Any fact, situation, circumstance, status, condition,
 ------------------
activity, practice, plan, occurrence, event, incident, action, failure to act or transaction occurring or existing prior to the Effective Time.

"Predecessor and Divested Businesses" - Has the meaning ascribed thereto in
 -----------------------------------
Section 5.02(a) of the Agreement.

"Preferred Shares" - Has the meaning ascribed thereto in Section 2.02(b) of the
 ----------------
Agreement.

"Preliminary Working Capital Calculation" - Has the meaning ascribed thereto in
 ---------------------------------------
Section 1.05 of the Agreement.

"Product Liability/Toxic Tort Claims" - Has the meaning ascribed thereto in
 -----------------------------------
Section 5.01(a) of the Agreement.

"Products" - All products manufactured or produced by or for the Company or the
 --------
Subsidiaries for distribution or sale to third parties, or as to which the Company or the Subsidiaries bears any liability, including phenol, acetone, alpha methyl styrene, cumene hydroperoxide, BPA, aniline, diphenylamine, plasticizers, 2-ethyl-hexyl alcohol, phthalic anhydride, polypropylene powder, polypropylene homopolymer, polypropylene copolymer and polypropylene atactic (but expressly excluding Feedstocks and Raw Materials).

"Prohibited Transaction" - A transaction that is prohibited under Section 4975
 ----------------------
of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

"Purchase Price" - Has the meaning ascribed thereto in Section 1.02 of the
 --------------
Agreement.

"Purchaser" - Has the meaning ascribed thereto in the preamble of the Agreement.
 ---------

"Qualified Plan" - Has the meaning ascribed thereto in Section 2.02(l)(vi) of
 --------------
the Agreement.

"Raw Materials" - All raw materials used in the manufacture of the Products,
 -------------
including Feedstocks, cumene, ammonia, alcohol, propylene, orthoxylene, ethylene, catalysts and additives.

"RCRA" - The Resource, Conservation and Recovery Act of 1976, as amended (42
 ----
U.S.C. 6901 et seq.), and the rules and regulations promulgated thereunder.

"Real Property" - The Owned Real Property and the Leased Real Property, namely
 -------------
all real property owned in fee simple title or equitable title, as applicable, or leased, by the Company or any Subsidiary and shall include any real estate or interest therein in which the Company or any Subsidiary has a legal or equitable interest, together with all buildings, structures, improvements, fixtures, easements, options or other preferential rights to acquire, lease or use real estate.

"Receivables Purchase Facility" - That certain trade receivables purchase
 -----------------------------
facility provided to the Company by Delaware Funding Corporation and Morgan Guaranty Trust Company of New York to finance the trade receivables of the Company.

"Release" - Any spilling, leaking, pumping, pouring, emitting, emptying,
 -------
discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the Environment.

"Remediation" - All actions required to (i) clean up, remove, treat, contain or
 -----------
remediate Hazardous Substances previously released in the indoor or outdoor environment, (ii) prevent the Release of Hazardous Substances (other than Releases authorized pursuant to Environmental Permits) so that they do not migrate, endanger or threaten to endanger employee or public health or welfare or the indoor or outdoor environment (provided, however, that
                                                 --------  -------
Remediation does not include any action to control the Release of Hazardous Substances to the air or in wastewater in connection with the operation of the Company's production equipment or to install pollution control equipment at a facility (not including pollution control equipment related exclusively to Remediation) in connection with the ordinary operation of the Business, but Remediation does include repair or replacement of sewers, tanks, and other leaking containment structures), (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care, (iv) respond to any government or private requests for information or documents in any way relating to cleanup, removal, treatment, containment or remediation or potential cleanup, removal, treatment, containment or remediation of Hazardous Substances in the indoor or outdoor environment or (v) respond to any proceeding of any Governmental Entity or involving any Environmental Claim related to the foregoing.

"Reportable Event" - Any condition, occurrence or other event required to be
 ----------------
reported to the Internal Revenue Service, the Department of Labor and/or the PBGC, as further defined in Section 4043 of ERISA, and as to which the reporting obligation has not otherwise been waived by the PBGC.

"Required by Law" - With respect to Remediation, an action that is undertaken to
 ---------------
comply with an Environmental Permit condition or any other legally binding document issued by a Governmental Entity, or with any Environmental Law.

"Retained Businesses" - Has the meaning ascribed thereto in Section 5.02(a) of
 -------------------
the Agreement.

"Retention Agreements" - Has the meaning ascribed thereto in Section 5.04(h) of
 --------------------
the Agreement.

"Retention Payment" - Has the meaning ascribed thereto in Section 5.04(h) of the
 -----------------
Agreement.

"Retention Period" - Has the meaning ascribed thereto in Section 5.04(h) of the
 ----------------
Agreement.

"Salaried Pension Plan" - Has the meaning ascribed thereto in Section 5.04(c) of
 ---------------------
the Agreement.

"Schedule" - Any of the numbered schedules referred to in the Agreement.
 --------

"Seller" - Has the meaning ascribed thereto in the preamble of the Agreement.
 ------

"September 30 Balance Sheet" - Has the meaning ascribed thereto in Section
 --------------------------
2.02(h) of the Agreement.

"Share Purchase" - The purchase of the Shares by the Purchaser from the Seller.
 --------------

"Shares" - Has the meaning ascribed thereto in the preamble of the Agreement.
 ------

"Site" - Any Real Property currently owned, leased or operated by the Company or
 ----
any Subsidiary.

"Software Materials" - All software and computer applications owned or licensed
 ------------------
from others, including all source and object codes and related documentation.

"SPP" - Has the meaning ascribed thereto in Section 5.04(k) of the Agreement.
 ---

"Steelworkers' Plan" - Has the meaning ascribed thereto in Section 5.04(e) of
 ------------------
the Agreement.

"Subsidiaries" - Those Persons set forth on Schedule B, to the extent the
 ------------                               ----------
Company, directly or indirectly, through Subsidiaries or otherwise, beneficially owns more than twenty percent (20%) of either the equity interests in, or the voting control over, such Person, but in any event shall not include AALL or Avonite.

"Tax" or "Taxes" - All federal, state, local or foreign taxes, charges, fees,
 ---      -----
levies or other like assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, registration, value added, windfall profits, environmental (including taxes under Code Section 59A) profits, license, withholding, payroll, social security (or similar), employment, excise, estimated, severance, stamp, occupation, premium, alternative or add-on minimum, franchise, capital stock, real or personal property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest, penalties or additional amounts attributable to Taxes imposed by any Governmental Entity, whether disputed or not.

"Tax Returns" - All returns (including information returns or statements),
 -----------
declarations, reports, estimates, claims for refund and statements regarding Taxes required to be filed under the United States federal, state or local laws or any foreign laws, including any schedule or attachment thereto, and including any amendment thereof.

"Temporary Employees" - Both (i) Employees of the Company who are not full time,
 -------------------
but who are classified as being represented by a collective bargaining agent with respect to a unit of the Company represented under a collective bargaining agreement, and (ii) other than independent contractors, all employees under lease by the Company from a temporary staffing agency.

"Termination Event" - A "Reportable Event" by the Company or any ERISA Affiliate
 -----------------
described in Section 4043 of ERISA and the regulations issued thereunder; or the withdrawal of the Company or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or the distress termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan as a distress termination or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or the institution of proceedings to terminate a Pension Plan by the PBGC; or any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA.

"TSCA" - The Toxic Substances Control Act (15 U.S.C. 2601 et seq.), and the
 ----                                                     -- ---
rules and regulations promulgated thereunder.

"Union Employee" - Any Employee whose terms and conditions of employment are
 --------------
subject to a collective bargaining agreement.

"Welfare Plan" - Any Employee Benefit Plan which is not a Pension Plan and which
 ------------
is defined in Section 3(l) of ERISA.